PRODUCT SUPPLEMENT	Filed Pursuant to Rule 424(b)(2)
(To Prospectus dated April 12, 2024)	Registration Statement Nos. 333-275587
333-275587-01

GLOBAL MEDIUM-TERM NOTES, SERIES I

Senior Notes

Morgan Stanley Finance LLC

GLOBAL MEDIUM-TERM NOTES, SERIES A

Senior Notes

Fully and Unconditionally Guaranteed by Morgan Stanley

 Notes

Linked to One or More Indices, Exchange-Traded Funds and/or Equity Securities

We, Morgan Stanley and Morgan Stanley Finance LLC (“MSFL”), a wholly owned finance subsidiary of Morgan Stanley, may offer from time to time securities, which we refer to as the notes, linked to one or more equity indices (each, an “underlying index”), equity or commodity exchange-traded funds (each, an “underlying fund”) and/or common equity securities or American depositary shares (“ADSs”) of a company not affiliated with us (each, an “underlying stock”), or a basket consisting of two or more equity indices (each, a “basket index”), equity or commodity exchange-traded funds (each, a “basket fund”) and/or common equity securities or ADSs of a company not affiliated with us (each, a “basket stock”). We refer to any basket consisting of two or more basket indices, basket funds and/or basket stocks as an underlying basket, and to any basket index, basket fund or basket stock as a basket component. We refer to any underlying index, underlying fund, underlying stock or underlying basket that may underlie the notes as an underlier. The specific terms of any notes that we offer, including the name(s) of the underlier(s), will be included in a pricing supplement. If the terms described in the applicable pricing supplement are inconsistent with those described in this product supplement, in any accompanying index supplement or in the accompanying prospectus, the terms described in the applicable pricing supplement will prevail. The notes will have the following general terms:

•	Unless otherwise specified in the applicable pricing supplement, the notes will generally provide for the return of principal at maturity.
•	If specified in the applicable pricing supplement, the notes will provide for the return of less than 100% of the principal amount of each note, as specified in the applicable pricing supplement, at maturity.
•	Prior to or at maturity, the notes may pay an additional amount in cash, as specified in the applicable pricing supplement, based upon the change in the value of the underlier(s).

•	The notes provide exposure to both increases and decreases in the value of the underlier(s), as set forth herein and in the applicable pricing supplement.
•	The notes will be unsecured and unsubordinated obligations of ours. All payments under the notes are subject to our credit risk.
•	The notes will be held in global form by The Depository Trust Company, unless the applicable pricing supplement provides otherwise.

The applicable pricing supplement will describe the specific terms of the notes, including any changes to the terms specified in this product supplement. See “Description of Notes—General Terms of Notes—Terms Specified in Pricing Supplements” on page S-28.

MSFL’s payment obligations on notes issued by it will be fully and unconditionally guaranteed by Morgan Stanley.

Investing in the notes involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page S-15.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this product supplement, any accompanying index supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. LLC, a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL, has agreed to use reasonable efforts to solicit offers to purchase these securities as our agent. The agent may also purchase these securities as principal at prices to be agreed upon at the time of sale. The agent may resell any securities it purchases as principal at prevailing market prices, or at other prices, as the agent determines.

Morgan Stanley & Co. LLC may use this product supplement, the applicable pricing supplement, any accompanying index supplement and the accompanying prospectus in connection with offers and sales of the securities in market-making transactions.

These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

MORGAN STANLEY

February 7, 2025

For a description of certain restrictions on offers, sales and deliveries of the notes and on the distribution of this product supplement, any accompanying index supplement and the accompanying prospectus relating to the notes, see the section of this product supplement called “Plan of Distribution (Conflicts of Interest).”

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement, any accompanying index supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required. None of this product supplement, any accompanying index supplement nor the accompanying prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

With respect to sales of the notes in Canada, the notes may be sold only to purchasers that (i) are not individuals, (ii) are purchasing, or deemed under applicable securities legislation to be purchasing, as principal, (iii) are “accredited investors,” as defined in National Instrument 45-106 – Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), as applicable, and (iv) are “permitted clients,” as defined in National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this document (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Unless otherwise noted in the applicable pricing supplement, pursuant to section 3A.3 of National Instrument 33-105 – Underwriting Conflicts (“NI 33-105”), the dealers, underwriters or agents, if any, involved in the sale of the notes are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

This product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement are not a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”). Accordingly, any person making or intending to make an offer in any Member State of the EEA of notes which are the subject of the offering contemplated in this product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement may only do so with respect to EEA Qualified Investors. Neither we nor the agent have authorized, nor do they authorize, the making of any offer of notes in the EEA other than to EEA Qualified Investors.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes which are the subject of the offering contemplated by this product supplement in relation thereto to any retail investor in the EEA.

This product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement are not a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended (the “EUWA”) (the “UK Prospectus Regulation”). This product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement have been prepared on the basis that any offer of notes in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly, any person making or intending to make an offer in the United Kingdom of notes which are the subject of the offering contemplated in this product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement may only do so with respect to UK Qualified Investors. Neither we nor the agent have authorized, nor do they authorize, the making of any offer of notes in the United Kingdom other than to UK Qualified Investors.

PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS – The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (“UK MiFIR”); and (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes which are the subject of the offering contemplated by this product supplement in relation thereto to any retail investor in the United Kingdom.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that:

(a)	notes which have a maturity of less than one year may not be offered or sold other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the FSMA by us;

(b)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Where notes have a maturity of less than one year from their date of issue and either (a) the issue proceeds are received by us in the United Kingdom and (b) the activity of issuing the notes is carried on from an establishment maintained by us in the United Kingdom, each such note must: (i)(A) have a minimum redemption value of £100,000 (or its equivalent in other currencies) (B) no part of any such note may be transferred unless the minimum redemption value of that part is not less than £100,000 (or its equivalent in other currencies).

The communication of this product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement and any other document or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement and any other document or materials relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement or any other documents and/or materials relating to the issue of the notes offered hereby or any of their contents.

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”) on the basis that the solicitation for subscription of the notes falls within the definition of “solicitation to qualified institutional investors” as defined in Article 2, paragraph 3, item 2 (I) of the FIEA and Article 10 of the Ministerial Ordinance Concerning Definitions. Such solicitation shall be subject to the condition that qualified institutional investors (as defined under the FIEA, “QIIs”) who desire to acquire the notes shall be made aware that they shall not transfer the notes to anyone other than to other QIIs. Any QII who acquires the notes shall be deemed to have agreed to such transfer restriction.

Accordingly, the notes will not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except in a private placement to QIIs as described above pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed with respect to any notes will be required to represent and agree, that it will not offer or sell, directly or indirectly, any notes in the Republic of France and will not distribute or cause to be distributed in the Republic of France this product supplement, any accompanying index supplement or the accompanying prospectus or any other offering material relating to the notes, except to qualified investors (investisseurs qualifiés) as defined in and in accordance with Articles L.411-2 and D.411-1 of the French Code Monétaire et Financier.

The contents of this product supplement, any accompanying index supplement and the accompanying prospectus have not been reviewed or approved by any regulatory authority in Hong Kong. This product supplement, any accompanying index supplement or the accompanying prospectus does not constitute an offer or invitation to the public in Hong Kong to acquire notes. No notes have been offered or sold or will be offered or sold, in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No document, invitation or advertisement relating to the notes has been or will be issued or has been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder. The offer of the notes is personal to the person to whom this product supplement, any accompanying index supplement or the accompanying prospectus has been delivered by or on behalf of us, and a subscription for notes will only be accepted from such person. No person to whom a copy of this product supplement, any accompanying index supplement or the accompanying prospectus is issued may copy, issue or distribute this product supplement, any accompanying index supplement or the accompanying prospectus to any other person. You are advised to exercise caution in relation to the offer. If you are in any doubt about the contents of this product supplement, any accompanying index supplement or the accompanying prospectus, you should obtain independent professional advice.

None of this product supplement, any accompanying index supplement or the accompanying prospectus has been registered as a prospectus under the Securities and Futures Act 2001 (the “SFA”) by the Monetary Authority of Singapore, and the notes will be offered pursuant to exemptions under the SFA. Accordingly, none of this product supplement, any accompanying index supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of any notes may be circulated or distributed, nor may any notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA (an “Institutional Investor”)) pursuant to Section 274 of the SFA, (ii) to an accredited investor (as defined in Section 4A of the SFA (an “Accredited Investor”)) or other relevant person (as defined in Section 275(2) of the SFA (a “Relevant Person”)) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA. It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(i)	a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(ii)	a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the notes except:

(A)	to an Institutional Investor, or an Accredited Investor or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);

(B)	where no consideration is or will be given for the transfer;

(C)	where the transfer is by operation of law;

(D)	as specified in Section 276(7) of the SFA; or

(E)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that, subject to the paragraph immediately below:

(i)	the notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and will not be admitted to trading on a trading venue (exchange or multilateral trading facility) in Switzerland;

(ii)	none of this product supplement, any accompanying index supplement, the accompanying prospectus or any other offering or marketing material relating to any notes (x) constitutes a prospectus compliant with the requirements of articles 652a and 1156 of the Swiss Code of Obligations (as such articles were in effect immediately prior to the entry into effect of the FinSA) in accordance with article 109 of the Swiss Financial Services Ordinance (“FinSO”) or pursuant to articles 35 and 45 of the FinSA for a public offering of the notes in Switzerland and no such prospectus has been or will be prepared for or in connection with the offering of the notes in Switzerland or (y) has been or will be filed with or approved by a Swiss review body (Prüfstelle) pursuant to article 52 of the FinSA; and

(iii)	none of this product supplement, any accompanying index supplement, the accompanying prospectus or other offering or marketing material relating to any notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notwithstanding the paragraph immediately above, in respect of any issuance of notes, the issuer of notes, the agent and the relevant dealer(s) and underwriter(s) may agree that (x) such notes may be publicly offered in Switzerland within the meaning of the FinSA and/or (y) an application will be made by (or on behalf of) the issuer to admit such notes to trading on a trading venue (exchange or multilateral trading facility) in Switzerland, provided that:

(i)	the issuer is able to rely, and is relying, on an exemption from the requirement to prepare and publish a prospectus under the FinSA in connection with such public offer and/or application for admission to trading;

(ii)	in the case of any such public offer, the relevant agent, dealer(s) and underwriter(s) have agreed to comply with any restrictions applicable to the offer and sale of such notes that must be complied with in order for the issuer to rely on such exemption; and

(iii)	the applicable pricing supplement will specify that such notes may be publicly offered in Switzerland within the meaning of the FinSA and/or the trading venue in Switzerland to which an application will be made by (or on behalf of) the issuer to admit such notes to trading thereon.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that,

(i)	no key information document (Basisinformationsblatt) pursuant to article 58 (1) of the FinSA (or any equivalent document under the FinSA) has been or will be prepared in relation to any notes; and

(ii)	therefore, any notes with a derivative character within the meaning of article 86 (2) of the FinSO may not be offered or recommended to private clients within the meaning of the FinSA in Switzerland.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed with respect to any notes will be required to represent and agree, that it will not offer or sell, directly or indirectly, any notes in the Republic of Chile and will not distribute or cause to be distributed in the Republic of Chile this product supplement, any accompanying index supplement, the accompanying prospectus or any other offering material relating to the notes, except to “qualified investors” and subject to Norma de Carácter General No. 336 (“NCG 336”) of June 27, 2012 issued by the Financial Market Commission of Chile (“CMF”).

The CMF nor any other regulatory authority in the Republic of Chile has reviewed or approved the contents of this product supplement, any accompanying index supplement or the accompanying prospectus. This product supplement, any accompanying index supplement or the accompanying prospectus does not constitute an offer or invitation to the public in Chile to acquire notes.

According to NCG 336, on or before making any offer of the notes in Chile, the person making the offer shall include in all offering materials the following cautionary language in English and in Spanish:

“IMPORTANT INFORMATION FOR INVESTORS RESIDENT IN CHILE: (1) The offering of the notes will commence in Chile on [dd/mm/yyyy]; (2) the offering will be subject to Norma de Carácter General N° 336 of the CMF; (3) the offered notes are not and will not be registered in the Securities Registry (Registro de Valores) or in the Foreign Securities Registry (Registro de Valores Extranjeros) of the CMF and will therefore not be subject to the supervision of the CMF; (4) the offered notes are not registered in Chile and the issuer thereof is not required to disclose information to the public in Chile about its notes; and (5) the offered notes cannot and will not be publicly offered in Chile unless and until the offered notes are registered in the corresponding securities registry of the CMF.

INFORMACIÓN IMPORTANTE PARA INVERSIONISTAS RESIDENTES EN CHILE: (1) La oferta de los valores comenzará en Chile el día [dd/mm/aaaa]; (2) la oferta se acogerá a la Norma de Carácter General N° 336 de la CMF; (3) los valores no están ni estarán inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de ésta; (4) Por tratarse de valores no inscritos, no existe obligación por parte del emisor de entregar en Chile información pública respecto de estos valores, y (5) Los valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.”

Pursuant to NCG 336, the notes may be privately offered to certain “qualified investors” as such are defined in NCG 336 and further described in Rules No. 216 of June 12, 2008 and 410 of July 27, 2016 of the CMF. The person making the offer in Chile should consult with local counsel about these definitions.

The notes have not been, and will not be, issued, placed, distributed, offered or negotiated in the Brazilian capital markets. The issuance of the notes has not been nor will the notes be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários), or the CVM. Any public offering or distribution, as defined under Brazilian laws and regulations, of the notes in Brazil is not permitted without such registration or an express exemption or registration with the CVM pursuant to Brazilian laws and regulations. Documents relating to the offering of the notes, as well as information contained therein, may not be supplied to the public in Brazil (as the offering of the notes is not a public offering of securities in Brazil), nor be used in connection with any offer for subscription or sale of the notes to the public in Brazil. This product supplement, any accompanying index supplement or the accompanying prospectus is not addressed to Brazilian residents and it should not be forwarded or distributed to, nor read or consulted by, acted on or relied upon by Brazilian residents. Any investment to which this product supplement, any accompanying index supplement or the accompanying prospectus relates is available only to non-Brazilian residents and will only be made by non- Brazilian residents. If you are a Brazilian resident and received this product supplement, any accompanying index supplement or the accompanying prospectus, please destroy it along with any copies.

The notes have not been and will not be registered with the National Securities Registry (Registro Nacional de Valores) maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores; the “CNBV”) and, therefore, may not be offered or sold publicly in Mexico, except that the notes may be sold to Mexican institutional and accredited investors solely pursuant to the private placement exemption set forth in the Mexican Securities Market Law (Ley del Mercado de Valores). Each of this product supplement, any accompanying index supplement and the accompanying prospectus is solely our responsibility and has not been reviewed or authorized by the CNBV. The acquisition of the notes by an investor who is a resident of Mexico will be made under its own responsibility.

You should rely only on the information contained or incorporated by reference in this product supplement, any accompanying index supplement, the accompanying prospectus and any applicable pricing supplement. We have not authorized anyone else to provide you with different or additional information. We are offering to sell these notes and seeking offers to buy these notes only in jurisdictions where offers and sales are permitted. As used in this product supplement, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Summary

The following summary describes the notes offered under this program in general terms only. You should read the summary together with the more detailed information contained in this product supplement, in any accompanying index supplement, in the accompanying prospectus and in the applicable pricing supplement. We may also prepare free writing prospectuses that describe particular issuances of the notes. Any free writing prospectus should also be read in connection with this product supplement, any accompanying index supplement and the accompanying prospectus. For purposes of this product supplement, any references to an applicable pricing supplement may also refer to a free writing prospectus, unless the context otherwise requires.

We will sell the notes primarily in the United States, but may also sell them outside the United States or both in and outside the United States simultaneously. In the case of Morgan Stanley, the notes it offers under this product supplement are among the notes referred to as its Series I medium-term notes. The offering of Morgan Stanley’s Series I medium-term notes is referred to as its Series I program. In the case of MSFL, the notes it offers under this product supplement are among the notes referred to as its Series A medium-term notes. The offering of MSFL’s Series A medium-term notes is referred to as its Series A program. See “Plan of Distribution (Conflicts of Interest)” in this product supplement. MSFL’s payment obligations on notes issued by it will be fully and unconditionally guaranteed by Morgan Stanley.

General terms of the notes	The applicable pricing supplement will specify whether the notes will pay interest. Unless otherwise specified in the applicable pricing supplement, the notes provide for the repayment of principal at maturity. We may issue notes that pay you a positive return if the underlier(s) increase in value (“bull market notes”), or we may issue notes that pay you a positive return if the underlier(s) decrease in value (“bear market notes”). The payments due, including any property deliverable, under any notes issued by MSFL will be fully and unconditionally guaranteed by Morgan Stanley. Any payments due on the notes, including any repayment of principal, are subject to our credit risk. If we default on our obligations under the notes, you could lose some or all of your investment.
Payment at maturity

The notes provide for the repayment of the principal amount per note, as specified in the applicable pricing supplement (the “stated principal amount”), at maturity, unless otherwise specified in the applicable pricing supplement. The applicable pricing supplement may instead specify that the notes provide for the repayment of less than 100% of the stated principal amount (a “partial principal return amount”) at maturity.

At maturity, you will receive for each note that you hold the stated principal amount or the partial principal return amount, as applicable. The notes may also pay an additional amount in cash, as specified in the applicable pricing supplement, which will vary depending on the performance of one or more equity indices (each, an “underlying index”), equity or commodity exchange-traded funds (each, an “underlying fund”) and/or common equity securities or American depositary shares (“ADSs”) of a company not affiliated with us (each, an “underlying stock”), or a basket consisting of two or more equity indices (each, a “basket index”), equity or commodity exchange-traded funds (each, a “basket fund”) and/or common equity securities or ADSs of a company not affiliated with us (each, a “basket stock”). We refer to any basket consisting of two or more basket indices, basket funds and/or basket stocks as an underlying basket, and to any basket index, basket fund or basket stock as a basket component. We refer to any underlying index, underlying fund, underlying stock or underlying basket that may underlie the notes as an underlier.

The notes may be linked to the performance of the worst performing or best performing of two or more underliers, as described in the applicable pricing supplement. If the notes are linked to the performance of the worst performing underlier or the best performing underlier, references in this product supplement to the “underlier” should be read as references to the applicable worst performing underlier or best performing underlier, respectively, unless the context requires otherwise.

The applicable pricing supplement will specify the particular terms for each issuance of notes. You should carefully read the applicable pricing supplement to understand the circumstances in which the performance of an underlier will cause you to not receive any positive return on your investment.

Pricing date and strike date	We refer to the date on which a particular issuance of notes is priced for initial sale to the public as the pricing date. We refer to the date on which the initial level(s) of the underlier(s) are determined as the strike date. For each particular issuance of notes, the strike date may or may not be the pricing date.
Observation date(s)

The applicable pricing supplement will specify each date on which the value of any underlier is to be referenced in the determination of any payment on the notes (each, an “observation date”). Unless otherwise specified in the applicable pricing supplement, any observation date will be subject to postponement in the event of non-trading days or certain market disruption events. See “Description of Notes—Postponement of Observation Date(s)” below. The applicable pricing supplement may specify that the notes will have multiple observation dates. If there is a single observation date for the notes, references to the final observation date herein mean such observation date.

The applicable pricing supplement may also refer to an observation date as a valuation date, a redemption determination date or such other term as specified in the applicable pricing supplement.

Payment date(s)

The applicable pricing supplement will specify the maturity date and any other date on which amounts will or may be payable on the notes (each, a “payment date”) and will set forth the manner in which payment(s) on the notes, including any coupon payment(s) or any payment upon early redemption or at maturity, will be determined. Unless otherwise specified in the applicable pricing supplement, any payment date will be subject to postponement as described under “Description of Notes—Postponement of Payment Date(s) (Including the Maturity Date)” below.

The applicable pricing supplement may also refer to a payment date as a redemption date or such other term as specified in the applicable pricing supplement.

Issue price of the notes includes commissions and projected profit	The issue price of the notes, which will be specified in the applicable pricing supplement, includes the agent’s commissions paid with respect to the notes and the cost of hedging our obligations under the notes. The cost of hedging includes the projected profit that our affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the issue price of the notes includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the notes. See “Risk Factors—The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the notes in the original issue price reduce the economic terms of the notes, cause the estimated value of the notes to be less than the original issue price and will adversely affect secondary market prices” and “Use of Proceeds and Hedging” below.
Other terms of the notes

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The notes may bear interest, if any, at either a fixed rate or a floating rate, as specified in the applicable pricing supplement and may pay such interest, if any, on the dates specified in the applicable pricing supplement.

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The notes will be denominated in U.S. dollars unless we specify otherwise in the applicable pricing supplement.

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You will not have the right to present the notes to us for repayment prior to maturity unless we specify otherwise in the applicable pricing supplement.

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We may from time to time, without your consent, create and issue additional notes with the same terms as notes previously issued so that they may be combined with the earlier issuance.

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The notes will not be listed on any securities exchange, unless we specify otherwise in the applicable pricing supplement.

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The notes will be unsecured and unsubordinated obligations of ours.

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The notes may be issued at par or at a discount or premium to their stated principal amount.

Morgan Stanley & Co. LLC will be the calculation agent	We have appointed our affiliate, Morgan Stanley & Co. LLC or its successors, which we refer to as MS & Co., to act as calculation agent for us with respect to the notes. As calculation agent, MS & Co. will determine the closing level(s) of the underlier(s), the initial level(s), the final level(s), the initial basket component levels, the basket component closing levels and the multipliers, as applicable, the percentage change in the underlier(s), the payment(s) on the notes and whether a market disruption event has occurred. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor index or successor share underlying index, as applicable, or the calculation of the value of any underlier in the event of a discontinuance of any underlying fund, underlying index, basket fund, basket index or share underlying index, as applicable, and whether to make any adjustments to an adjustment factor for certain events affecting an underlying fund, underlying stock, basket fund or basket stock, as applicable. These potentially subjective determinations may affect the payment(s) on the notes. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us.
MS & Co. will be the agent; conflicts of interest	The agent for the offering of the notes is expected to be MS & Co., a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL, which will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account without the prior written approval of the customer. See “Plan of Distribution (Conflicts of Interest)” in this product supplement.
The Bank of New York Mellon will be the trustee	The trustee for each offering of notes issued under each of the Senior Debt Indenture and the MSFL Senior Debt Indenture will be The Bank of New York Mellon, a New York banking corporation (as successor trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)).
Forms of notes	The notes will be issued in fully registered form and will be represented by a global note registered in the name of a nominee of The Depository Trust Company, as depositary, unless we indicate in the applicable pricing supplement that they will be represented by certificates issued in definitive form. We will not issue book-entry securities as certificated securities except under the circumstances described in “Forms of Securities—The Depositary” in the accompanying prospectus, under which heading you may also find information on The Depository Trust Company’s book-entry system.
Where you can find more information on the notes

Because this is a summary, it does not contain all of the information that may be important to you. You should read the “Description of Notes” section in this product supplement and the “Description of Debt Securities” section in the accompanying prospectus for a detailed description of the terms of the notes. You should also read about some of the risks involved in investing in the notes in the section of this product supplement called “Risk Factors.”

The tax and accounting treatment of investments in equity-linked notes such as the notes may differ from that of investments in ordinary debt securities. See the section of this product supplement called “United States Federal Income Tax Considerations.” We urge you to consult with your investment, legal, tax, accounting and other advisers with regard to any proposed or actual investment in the notes.

Estimated Value and Secondary Market Prices of the Notes

Our Estimated Value of the Notes

Unless otherwise specified in the applicable pricing supplement, the original issue price for each offering of notes will include costs associated with issuing, selling, structuring and hedging the notes, which will be borne by you, and, consequently, the estimated value of the notes on the pricing date will be less than the original issue price. Our estimate of the value of the notes as determined on the pricing date will be set forth on the cover of the applicable pricing supplement.

Determining the Estimated Value of the Notes

Unless otherwise specified in the applicable pricing supplement, in valuing the notes on the pricing date, we will take into account that the notes comprise both a debt component and a performance-based component linked to the underlier(s). The estimated value of the notes will be determined using our own pricing and valuation models, market inputs and assumptions relating to the underlier(s), instruments based on the underlier(s) and/or its components, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

Determining the Economic Terms of the Notes

Unless otherwise specified in the applicable pricing supplement, in determining the economic terms for each offering of notes, we will use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms for such offering of notes would be more favorable to you.

The Relationship Between the Estimated Value on the Pricing Date and the Secondary Market Price of the Notes

The price at which MS & Co. purchases the notes in the secondary market, absent changes in market conditions, including those related to the underlier(s), may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, unless otherwise specified in the applicable pricing supplement, because the costs associated with issuing, selling, structuring and hedging the notes will not be fully deducted upon issuance, for a predetermined period of time following the original issue date (to be specified in the applicable pricing supplement), to the extent that MS & Co. may buy or sell the notes in the secondary market, absent changes in market conditions, including those related to the underlier(s), and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the notes, and, if it once chooses to make a market, may cease doing so at any time.

For additional information on the estimated value and the secondary market prices of the notes, see “Risk Factors—The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the notes in the original issue price reduce the economic terms of the notes, cause the estimated value of the notes to be less than the original issue price and will adversely affect secondary market prices” and “—The estimated value of the notes, as set forth in the applicable pricing supplement, will be determined by reference to our pricing and valuation models, which may differ from those of other dealers, and will not represent a maximum or minimum secondary market price” below.

Risk Factors

The notes are not secured debt, may not provide for the full repayment of principal, may not pay more than the stated principal amount and may not pay interest. This section describes the material risks relating to the notes. We urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the notes.

Risks Relating to an Investment in the Notes

If the notes provide for only the payment of a partial principal return amount at maturity, the notes may pay less than the stated principal amount, and may not pay more than the partial principal return amount, at maturity.

Depending on the particular terms of the notes, we may pay you only a partial principal return amount (which will be an amount that is less than the stated principal amount), at maturity. For issuances of notes that provide for the payment of a partial principal return amount at maturity, we do not guarantee the full return of principal at maturity. For such issuances of notes, unless otherwise specified in the applicable pricing supplement, you will receive for each note that you hold at maturity the partial principal return amount, as specified in the applicable pricing supplement. Such issuances of notes may also pay an additional amount in cash based on the performance of the underlier(s), as described in the applicable pricing supplement. You should carefully read the applicable pricing supplement to understand the circumstances in which the performance of the underlier(s) will cause you to receive less than the stated principal amount at maturity.

If the notes provide for the repayment of principal at maturity, the notes may not pay more than the stated principal amount at maturity.

Depending on the particular terms of the notes, we may not pay you more than the stated principal amount at maturity. Instead, unless otherwise specified in the applicable pricing supplement, you will receive for each note that you hold at maturity the stated principal amount plus an amount in cash, if any, based on the performance of the underlier(s), as described in the applicable pricing supplement. You should carefully read the applicable pricing supplement to understand the circumstances in which the performance of the underlier(s) will cause you to not receive a positive return on your investment.

The notes may not pay interest.

Depending on the particular terms of the notes, we may not pay you interest on the notes. If the applicable pricing supplement specifies that the notes do not pay interest, you may not receive a positive return on your investment, and therefore the overall return on the notes (the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. Accordingly, the return of only the partial principal return amount or the stated principal amount, as applicable, at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time.

The market price of the notes may be influenced by many unpredictable factors.

Several factors, many of which are beyond our control, will influence the value of the notes in the secondary market and the price at which MS & Co. may be willing to purchase or sell the notes in the secondary market. We expect that generally the level of interest rates available in the market and the value of the underlier(s) on any day will affect the value of the notes more than any other single factor. Other factors that may influence the value of the notes include:

•	the value of the underlier(s) or basket components, as applicable, at any time;

•	the volatility (frequency and magnitude of changes in value) of the underlier(s);

•	interest and yield rates in the market;

•	dividend rates on the underlier(s) or basket components, as applicable;

•	if the notes are linked to more than one underlier, the level of correlation between the underliers;

•	if the notes are linked to the performance of an underlying basket, the relative performance of each basket component;

•	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlier(s) or basket components, as applicable, or equity or commodity markets, as applicable, generally;

•	the availability of comparable instruments;

•	the occurrence of certain events affecting any underlying fund, underlying stock, basket fund or basket stock, as applicable, that may or may not require an adjustment to an adjustment factor;

•	the composition of any underlying fund, underlying index, basket fund, basket index or share underlying index, and changes in the component securities of any underlying index, basket index or share underlying index;

•	the time remaining until the notes mature; and

•	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your notes prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the notes will be affected by the other factors described above. For example, you may have to sell your notes at a substantial discount from the stated principal amount if, at the time of sale or on earlier observation dates, if any, in the case of bull market notes, the level of an underlier is at, below or not sufficiently above its initial level or, in the case of bear market notes, the level of an underlier is at, above or not sufficiently below its initial level, or if market interest rates rise.

You can review the historical closing levels of the underlier(s) or the basket components, as applicable, in the section of the applicable pricing supplement called “Historical Information.” You cannot predict the future performance of an underlier based on its historical performance. There can be no assurance that the value of an underlier will increase, in the case of bull market notes, or decrease, in the case of bear market notes, so that you will receive a payment on the notes in excess of your initial investment.

The notes are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the notes.

You are dependent on our ability to pay all amounts due on the notes, and, therefore, you are subject to our credit risk. The notes are not guaranteed by any other entity. If we default on our obligations under the notes, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the notes prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the notes.

As a finance subsidiary, MSFL has no independent operations and will have no independent assets.

As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

Securities issued by MSFL will not have the benefit of any cross-default or cross-acceleration with other indebtedness of MSFL or Morgan Stanley; a Morgan Stanley covenant default or bankruptcy, insolvency or reorganization event does not constitute an event of default with respect to MSFL securities.

Securities issued by MSFL, including the notes, will not have the benefit of any cross-default or cross-acceleration with other indebtedness of MSFL or Morgan Stanley. In addition, a covenant default by Morgan Stanley, as guarantor, or an event of bankruptcy, insolvency or reorganization of Morgan Stanley, as guarantor, does not constitute an event of default with respect to any securities issued by MSFL. See “Description of Debt Securities—Events of Default” in the accompanying prospectus.

The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the notes in the original issue price reduce the economic terms of the notes, cause the estimated value of the notes to be less than the original issue price and will adversely affect secondary market prices.

Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the notes in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the notes in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the notes less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the notes are not fully deducted upon issuance, for a predetermined period of time following the issue date (to be specified in the applicable pricing supplement), to the extent that MS & Co. may buy or sell the notes in the secondary market, absent changes in market conditions, including those related to the underlier, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

The estimated value of the notes, as set forth in the applicable pricing supplement, will be determined by reference to our pricing and valuation models, which may differ from those of other dealers, and will not represent a maximum or minimum secondary market price.

These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the notes than those generated by others, including other dealers in the market, if they attempted to value the notes. In addition, the estimated value on the pricing date will not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your notes in the secondary market (if any exists) at any time. The value of your notes at any time after the date of the applicable pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the notes may be influenced by many unpredictable factors” above.

The notes may not be listed on any securities exchange and secondary trading may be limited.

Unless we specify otherwise in the applicable pricing supplement, the notes will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the notes. Our affiliate, MS & Co., may, but is not obligated to, make a market in the notes and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the notes, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Since other broker-dealers may not participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the notes, it is likely that there would be no secondary market for the notes. Accordingly, you should be willing to hold your notes to maturity.

The notes are not designed to be short-term trading instruments.

The price at which you will be able to sell your notes prior to maturity, if at all, may be at a substantial discount from the stated principal amount of the notes, even in cases where the underlier(s) have appreciated since the date of the issuance of the notes. The potential returns described in any applicable pricing supplement assume that your notes are held to maturity unless redeemed prior to maturity.

Investing in the notes is not equivalent to investing in the underlier(s) or the basket components, as applicable.

Investing in the notes is not equivalent to investing in the underlier(s) or the basket components, as applicable. As an investor in the notes, you will not have any voting rights or any other rights with respect to any underlying fund, underlying stock, basket fund, basket stock or the securities constituting any underlying index, basket index or share underlying index. As a result, your return will not reflect the return you would realize if you actually owned and held any share underlying commodity, shares of any underlying fund, underlying stock, basket fund or basket stock or the securities constituting any underlying index, basket index or share underlying index for a period similar to the term of your investment, because you will not receive any dividend payments, distributions or any other payments made on such shares or securities, as applicable.

You may be required to recognize taxable income on the notes prior to maturity.

If you are a U.S. investor in a note, you may be required to recognize taxable interest income in each year that you hold the note, even though, in the case of certain notes, you will not receive any payment in respect of the note prior to maturity (or earlier sale, exchange or retirement). In addition, any gain you recognize may be treated as ordinary interest income rather than capital gain. You should review the section of this product supplement entitled “United States Federal Income Tax Considerations.”

Risks Relating to the Underlier(s)

Unless the context requires otherwise, if the notes are linked to the performance of an underlying basket, references in this “Risk Factors—Risks Relating to the Underlier(s)” to the “underlying fund,” “underlying index,” “underlying index publisher,” “underlying stock” and “underlying stock issuer” should be read as references to the applicable basket fund, basket index, basket index publisher, basket stock and basket stock issuer, respectively.

Risks Relating to Notes Linked to the Performance of the Worst Performing Underlier

You are exposed to the price risk of each underlier.

Your return on the notes is not linked to a basket consisting of the underliers. Rather, it will be contingent upon the independent performance of each underlier. Unlike an instrument with a return linked to a basket of the underliers, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlier. Poor performance by any underlier over the term of the notes will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlier(s). Accordingly, your investment is subject to the price risk of each underlier.

Because the notes are linked to the performance of the worst performing underlier, you are exposed to a greater risk of not receiving a positive return on your investment than if the notes were linked to just one underlier.

The risk that you will not receive a positive return on your investment is greater if you invest in notes linked to the performance of the worst performing underlier as opposed to substantially similar notes that are linked to the performance of just one underlier. With more than one underlier, it is more likely that any underlier will not appreciate or will depreciate in a manner that adversely affects the value of the notes than if the notes were linked to only one underlier. Therefore, it is more likely that you will not receive a positive return on your investment.

Risks Relating to Notes Linked to the Performance of an Underlying Basket

Changes in the value of one or more of the basket components may offset each other.

Movements in the values of the basket components may not correlate with each other. At a time when the value of one or more of the basket components increases, the value of one or more of the other basket components may not increase as much or may even decline. Therefore, in calculating the closing level of the underlying basket on an observation date or averaging date, as applicable, increases in the value of one or more of the basket components may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket components. You cannot predict the future performance of a basket component or of the underlying basket as a whole, or whether an increase in the value of a basket component will be offset by a decrease in the value of one or more of the other basket components, based on the historical performance of the basket components.

The performance of basket components with different weightings in the underlying basket could have different effects on the closing level of the underlying basket.

The same percentage change in two basket components with unequal weightings could have different effects on the closing level of the underlying basket because of the unequal weightings. For example, if the weighting of one basket component is greater than the weighting of another basket component, a 5% decrease in the value of the basket component with the greater weighting will have a greater impact on the closing level of the underlying basket than a 5% increase in the value of the basket component with the lesser weighting.

Risks Relating to Notes Linked to the Performance of an Underlying Fund

The anti-dilution adjustments the calculation agent is required to make do not cover every event that could affect an underlying fund.

The calculation agent will adjust the adjustment factor for an underlying fund for certain events affecting such underlying fund. However, the calculation agent will not make an adjustment for every event that could affect an underlying fund. If an event occurs that does not require the calculation agent to adjust the adjustment factor for an underlying fund, the market price of the notes may be materially and adversely affected.

Risks Relating to Notes Linked to the Performance of an Underlying Fund that Tracks a Share Underlying Index

Adjustments to an underlying fund or the index tracked by such underlying fund could adversely affect the value of the notes.

The investment adviser to an underlying fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the index tracked by such underlying fund (the “share underlying index”). Pursuant to its investment strategy or otherwise, the investment adviser to an underlying fund may add, delete or substitute the securities constituting such underlying fund. Any of these actions could adversely affect the trading price of an underlying fund and, consequently, the value of the notes. A share underlying index publisher is responsible for calculating and maintaining a share underlying index. A share underlying index publisher may add, delete or substitute the securities constituting a share underlying index or make other methodological changes that could change the value of such share underlying index, and, consequently, the closing level of the underlying fund that tracks it and the value of the notes. A share underlying index publisher may discontinue or suspend calculation or publication of a share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

The performance and market price of an underlying fund, particularly during periods of market volatility, may not correlate with the performance of its share underlying index, the performance of the component securities of its share underlying index or the net asset value per share of such underlying fund.

An underlying fund does not fully replicate its share underlying index and may hold securities that are different than those included in its share underlying index. In addition, the performance of an underlying fund will reflect additional transaction costs and fees that are not included in the calculation of its share underlying index. All of these factors may lead to a lack of correlation between the performance of an underlying fund and its share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying an underlying fund may impact the variance between the performances of such underlying fund and its share underlying index. Finally, because the shares of an underlying fund are traded on an exchange and are subject to market supply and investor demand, the market price of one share of such underlying fund may differ from the net asset value per share of such underlying fund.

In particular, during periods of market volatility or unusual trading activity, trading in the component securities of an underlying fund may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of an underlying fund may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of such underlying fund, and their ability to create and redeem shares of such underlying fund may be disrupted. Under these circumstances, the market price of an underlying fund may vary substantially from the net asset value per share of such underlying fund or the performance of its share underlying index.

For all of the foregoing reasons, the performance of an underlying fund may not correlate with the performance of its share underlying index, the performance of the component securities of its share underlying index or the net asset value per share of such underlying fund. Any of these events could materially and adversely affect the closing level of an underlying fund and, therefore, the value of the notes. Additionally, if market volatility or these events were to occur on the final observation date or final averaging dates, as applicable, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity on the notes. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of the underlying fund on the final observation date or final averaging dates, as applicable, even if such underlying fund is underperforming its share underlying index or the component securities of its share underlying index and/or trading below the net asset value per share of such underlying fund.

Risks Relating to Notes Linked to the Performance of an Underlying Fund that Tracks the Price Performance of a Share Underlying Commodity

Investments linked to commodities are subject to sharp fluctuations in commodity prices.

Investments linked to the prices of commodities are subject to sharp fluctuations in the prices of commodities and related contracts over short periods of time for a variety of factors, including: changes in supply and demand relationships; weather; climatic events; the occurrence of natural disasters; wars; political and civil upheavals; acts of terrorism; trade, fiscal, monetary, and exchange control programs; domestic and foreign political and economic events and policies; disease; pestilence; technological developments; changes in interest rates; and trading activities in commodities and related contracts. These factors may affect the value of the underlying fund and, accordingly, the value of your notes in varying and potentially inconsistent ways.

Single commodity prices tend to be more volatile than, and may not correlate with, the prices of commodities generally.

Because the notes are linked to an underlying fund that reflects the performance of the price of a single commodity (the “share underlying commodity”), they carry greater risk and may be more volatile than notes linked to the prices of multiple commodities or a broad-based commodity index. The price of the share underlying commodity may not correlate with, and may diverge significantly from, the prices of commodities generally. The prices of the share underlying commodity may be highly volatile, which may have an adverse effect on the value of the notes.

The performance and market price of an underlying fund, particularly during periods of market volatility, may not correlate with the performance of its share underlying commodity or the net asset value per share of such underlying fund.

An underlying fund does not fully replicate the performance of its share underlying commodity due to the fees and expenses charged by such underlying fund or by restrictions on access to its share underlying commodity due to other circumstances. An underlying fund does not generate any income, and as an underlying fund regularly sells its share underlying commodity to pay for ongoing expenses, the amount of the share underlying commodity represented by each share of such underlying fund gradually declines over time. An underlying fund sells its share underlying commodity to pay expenses on an ongoing basis irrespective of whether the trading price of shares of such underlying fund rises or falls in response to changes in the price of its share underlying commodity. The sale by an underlying fund of its share underlying commodity to pay expenses at a time of relatively low prices for such share underlying commodity could adversely affect the value of the notes. Additionally, there is a risk that part or all of the holdings of an underlying fund in its share underlying commodity could be lost, damaged or stolen due to war, terrorism, theft, natural disaster or otherwise. Finally, because the shares of an underlying fund are traded on an exchange and are subject to market supply and investor demand, the market price of one share of such underlying fund may differ from the net asset value per share of such underlying fund.

In particular, during periods of market volatility or unusual trading activity, trading in an underlying fund’s share underlying commodity may be disrupted or limited, or such share underlying commodity may be unavailable in the secondary market. Under these circumstances, the liquidity of such underlying fund may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of such underlying fund, and their ability to create and redeem shares of such underlying fund may be disrupted. Under these circumstances, the market price of an underlying fund may vary substantially from the net asset value per share of such underlying fund or the performance of its share underlying commodity.

For all of the foregoing reasons, the performance of an underlying fund may not correlate with the performance of its share underlying commodity or the net asset value per share of such underlying fund. Any of these events could materially and adversely affect the closing level of an underlying fund and, therefore, the value of the notes. Additionally, if market volatility or these events were to occur on the final observation date or final averaging dates, as applicable, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity on the notes. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of the underlying fund on the final observation date or final averaging dates, as applicable, even if such underlying fund is underperforming its share underlying commodity and/or trading below the net asset value per share of such underlying fund.

Risks Relating to Notes Linked to the Performance of an Underlying Index

Adjustments to an underlying index could adversely affect the value of the notes.

An underlying index publisher is responsible for calculating and maintaining an underlying index. An underlying index publisher can add, delete or substitute the securities constituting an underlying index or make other methodological changes that could change the value of such underlying index. Any of these actions could adversely affect the value of the notes. An underlying index publisher has no obligation to consider your interests in calculating or revising an underlying index. An underlying index publisher may discontinue or suspend calculation or publication of an underlying index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index. MS & Co. could have an economic interest that is different than that of investors in the notes insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, any payment(s) made on the notes will be an amount based on the closing prices of the securities constituting the discontinued underlier at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the underlier last in effect prior to the discontinuance of the underlier.

Risks Relating to Notes Linked to the Performance of an Underlying Stock

We have no affiliation with any underlying stock issuer.

Underlying stock issuers are not affiliates of ours, are not involved with the offering of the notes in any way and have no obligation to consider your interests in taking any corporate actions that might affect the value of the notes. We have not made any due diligence inquiry with respect to any underlying stock issuer in connection with the offering of the notes.

We may engage in business with or involving any underlying stock issuer without regard to your interests.

We or our affiliates may presently or from time to time engage in business with any underlying stock issuer without regard to your interests and thus may acquire non-public information about such underlying stock issuer. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to underlying stock issuers, which may or may not recommend that investors buy or hold an underlying stock.

The anti-dilution adjustments the calculation agent is required to make do not cover every corporate event that could affect an underlying stock.

The calculation agent will adjust an adjustment factor for certain corporate events affecting an underlying stock, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving an underlying stock issuer, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that could affect an underlying stock. For example, the calculation agent is not required to make any adjustments if an underlying stock issuer or anyone else makes a partial tender or partial exchange offer for an underlying stock, nor will adjustments be made following the final observation date. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the closing level of an underlying stock by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust the adjustment factor for an underlying stock, the market price of the notes may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before the final observation date, this may decrease the final level of an underlying stock, which may materially and adversely affect your return on the notes.

Risks Relating to Notes Linked to the Performance of American Depositary Shares of a Company Not Affiliated with Us

There are important differences between the rights of holders of American depositary shares and the rights of holders of the common stock of a foreign company.

American depositary shares (“ADSs”) of a foreign company are not the ordinary shares represented by such ADSs, and there exist important differences between the rights of holders of ADSs and the rights of holders of the corresponding ordinary shares. Each ADS is a security evidenced by American depositary receipts that represents a certain number of ordinary shares of a foreign company. Generally, ADSs are issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the foreign company and holders of the ADSs, which may be different from the rights of holders of ordinary shares of the foreign company. For example, the foreign company may make distributions in respect of its ordinary shares that are not passed on to the holders of its

ADSs. Any such differences between the rights of holders of ADSs and holders of the corresponding ordinary shares may be significant and may materially and adversely affect the value of the notes.

Risks Relating to Notes Linked to the Performance of an International Underlying Fund, Underlying Index, and/or Underlying Stock

There are risks associated with investments in securities linked to the value of foreign equity securities.

Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

The prices of securities issued in foreign markets and/or by foreign companies may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

There are risks associated with investments in securities linked to the value of emerging markets securities.

Investments in securities linked to the value of securities that have been issued by a company in an emerging markets country are subject to further risks in addition to the risks associated with investing in foreign equity markets generally. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates.

Securities linked to certain underliers are subject to currency exchange risk.

The prices of the component securities of certain underlying funds and underlying indices are converted into U.S. dollars for purposes of calculating the closing level of such underliers. Holders of securities linked to such underliers will be exposed to currency exchange rate risk with respect to each currency represented in each such underlier. An investor’s net exposure will depend on the extent to which the currencies of the securities constituting such underlying index or tracked by such underlying fund strengthen or weaken against the U.S. dollar and the relative weight of each of those securities within the overall underlier. If, taking into account such weighting, the dollar strengthens against the component currencies of the underlying fund or the underlying index, the value of such underlier will be adversely affected and the payment at maturity of the notes may be reduced.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments between countries; and

•	the extent of governmental surpluses or deficits in the countries represented in the underlier and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in an underlying fund or underlying index, the United States and other countries important to international trade and finance.

An underlying stock issuer of ADSs has its main operations in a country other than the United States (the “foreign country”), and it derives its revenues in the currency of such foreign country (the “foreign currency”). Fluctuations in the exchange rate between the foreign currency and the U.S. dollar may affect the market price of the ADSs, which may consequently affect the market value of the notes. The exchange rate between the foreign currency and the U.S. dollar is managed by the government of the country that issues the foreign currency (the “foreign government”) with reference to a basket of currencies, and is based on a daily poll of onshore market dealers and other undisclosed factors. The monetary authority of the foreign country sets the spot rate of the foreign currency, and may also use a variety of techniques, such as intervention by its central bank or imposition of regulatory controls or taxes, to affect the foreign currency/U.S. dollar exchange rate. In the future, the foreign government may also issue a new currency to replace its existing currency or alter the exchange rate or relative exchange by devaluation or revaluation of the foreign currency in ways that may be adverse to your interests. The exchange rate is also influenced by political or economic developments in the foreign country, the United States or elsewhere and by macroeconomic factors and speculative actions. Management of the foreign currency by the monetary authority of the foreign country could result in significant movement in the value of the foreign currency. Additionally, changes in the exchange rate may result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the foreign country and the United States, including economic and political developments in other countries. The value of the ADSs and thus the value of the notes, as well as any payment(s) on the notes, may be affected by the actions of the foreign government, by currency fluctuations in response to other market forces or by the movement of currencies across borders.

Risks Relating to Notes Linked to the Performance of Underliers or Basket Components Related to Futures Contracts

Higher future prices of a futures contract to which the underlier is linked relative to its current prices may adversely affect the value of the underlier and the value of the notes.

As a futures contract approaches expiration, it is replaced by a contract that has a later expiration. Thus, for example, a contract purchased and held in September may specify a December expiration. As time passes, the contract expiring in December is replaced by a contract for delivery in March. This process is referred to as “rolling.” If the market for these contracts is (putting aside other considerations) in “backwardation,” where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the December contract would take place at a price that is higher than the price of the March contract, thereby creating a “roll yield.” While many futures contracts have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times. It is also possible for the market for these contracts to be in “contango.” Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. The presence of contango and absence of backwardation in the market for these contracts could result in negative “roll yields,” which could adversely affect the value of an underlier, and, accordingly, the value of the notes.

Suspensions or disruptions of market trading in futures markets could adversely affect the value of the notes.

Securities markets and futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices which may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the value of an underlier, and, therefore, the value of the notes.

Legal and regulatory changes could adversely affect the return on and value of the notes.

Futures contracts and options on futures contracts, including those related to an underlier, are subject to extensive statutes, regulations, and margin requirements. The Commodity Futures Trading Commission, commonly referred to as the “CFTC,” and the exchanges on which such futures contracts trade, are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Furthermore, certain exchanges have regulations that limit the amount of fluctuations in futures contract prices that may occur during a single five-minute trading period. These limits could adversely affect the market prices of relevant futures and options contracts and forward contracts.

Risks Relating to Conflicts of Interest

The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the notes.

As calculation agent, MS & Co. will determine the closing level(s) of the underlier(s), the initial level(s), the final level(s), the initial basket component levels, the basket component closing levels and the multipliers, as applicable, the percentage change in the underlier(s), the payment(s) on the notes and whether a market disruption event has occurred. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor index or successor share underlying index, as applicable, the calculation of the value of the affected underlying fund, underlying index, basket fund or basket index in the event of a discontinuance of such underlier, such basket component or a share underlying index, as applicable, or the calculation of the value of the affected underlying stock or basket stock in the event of a market disruption event, and whether to make any adjustments to an adjustment factor for certain events affecting an underlying fund, underlying stock, basket fund or basket stock, as applicable. These potentially subjective determinations may affect the payment(s) on the notes. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us. For further information regarding these types of determinations, see the definition of market disruption event under “Description of Notes—General Terms of Notes—Some Definitions” and the discussions under “Description of Notes—Additional Terms of Notes Linked to an Underlying Fund or a Basket Fund,” “—Additional Terms of Notes Linked to an Underlying Index or a Basket Index” and “—Additional Terms of Notes Linked to an Underlying Stock or a Basket Stock” in this product supplement. In addition, MS & Co. will determine the estimated value of the notes on the pricing date.

The original issue price of the notes includes the agent’s commissions and certain costs of hedging our obligations under the notes. The affiliates through which we hedge our obligations under the notes expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than initially projected.

Hedging and trading activity by our affiliates could potentially adversely affect the value of the notes.

One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the notes (and, as applicable, possibly to other instruments: (i) linked to an underlying fund or basket fund, the securities held by or constituting such fund or its share underlying index or share underlying commodity, as applicable, or listed or over-the-counter derivative or synthetic instruments related to such fund, (ii) linked to an underlying index or basket index, the securities constituting such index or listed or over-the-counter derivative or synthetic instruments related to such index or such securities, and (iii) linked to an underlying stock or basket stock or listed or over-the-counter derivative or synthetic instruments related to such stock), including trading in shares of an underlying fund, underlying stock, basket fund or basket stock or in the securities constituting an underlying index, basket index or share underlying index, as well as in other instruments related to such underlier, basket component, share underlying index or share underlying commodity, as applicable. As a result, these entities may be unwinding or adjusting hedge positions during the term of the notes, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date or final averaging dates, as applicable, approach. Some of our affiliates also trade shares of an underlying fund, underlying stock, basket fund or basket stock or the securities constituting an underlying index, basket index or share underlying index, as applicable, and other financial instruments related to the underlier(s), basket components, share underlying index or indices or share underlying commodity or commodities, as applicable, on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the strike date or initial averaging dates, as applicable, could potentially affect the initial level of an underlying fund, underlying index or underlying stock, or the initial basket component level of a basket component, and, therefore, could affect the level at or above which such underlier or basket component, as applicable, must close on the final observation date or final averaging dates, as applicable, so that investors receive a payment at maturity that exceeds the partial principal return amount or the stated principal amount, as applicable, of the notes. Additionally, such hedging or trading activities during the term of the notes, including on the final observation date or final averaging dates, as applicable, could affect the value of an underlier and, therefore, adversely affect the value of the notes and the payment(s) you will receive on the notes.

Description of Notes

Investors should carefully read the general terms and provisions of our debt securities in “Description of Debt Securities” in the accompanying prospectus. This section supplements that description. The applicable pricing supplement will specify the particular terms for each issuance of notes, and may supplement, modify or replace any of the information in this section and in “Description of Debt Securities” in the accompanying prospectus. References in this product supplement to a note shall refer to the stated principal amount specified as the denomination for that issuance of notes in the applicable pricing supplement.

The following terms used in this section are defined in the indicated sections of the accompanying prospectus:

•	Senior Debt Indenture (“Description of Debt Securities—Indentures”)

•	senior indebtedness (“Description of Debt Securities—Subordination Provisions”)

•	MSFL Senior Debt Indenture (“Description of Debt Securities—Indentures”)

General Terms of Notes

Morgan Stanley Notes. Morgan Stanley will issue the notes as part of its Series I medium-term notes under the Senior Debt Indenture. The Series I medium-term notes issued under the Senior Debt Indenture, together with Morgan Stanley’s senior Series J and Series K global medium-term notes, referred to below under “Plan of Distribution (Conflicts of Interest),” will constitute a single series under the Senior Debt Indenture, together with any other obligations Morgan Stanley issues in the future under the Senior Debt Indenture that it designates as being part of that series. The Senior Debt Indenture does not limit the amount of additional indebtedness that Morgan Stanley may incur. Morgan Stanley may, without your consent, create and issue additional notes with the same terms as previous issuances of notes, so that the additional notes will be considered as part of the same issuance as the earlier notes.

MSFL Notes. MSFL will issue the notes as part of its Series A medium-term notes under the MSFL Senior Debt Indenture. The Series A medium-term notes issued under the MSFL Senior Debt Indenture will constitute a single series under the MSFL Senior Debt Indenture, together with any other obligations MSFL issues in the future under the MSFL Senior Debt Indenture that it designates as being part of that series. The MSFL Senior Debt Indenture does not limit the amount of additional indebtedness that MSFL may incur. MSFL may, without your consent, create and issue additional notes with the same terms as previous issuances of notes, so that the additional notes will be considered as part of the same issuance as the earlier notes.

Ranking. Morgan Stanley Notes. Morgan Stanley notes issued under the Senior Debt Indenture will rank on a parity with all of its other senior indebtedness and with all of its other unsecured and unsubordinated indebtedness, subject to statutory exceptions in the event of liquidation upon insolvency.

MSFL Notes. MSFL notes issued under the MSFL Senior Debt Indenture will rank on a parity with all of its other senior indebtedness and with all of its other unsecured and unsubordinated indebtedness, subject to statutory exceptions in the event of liquidation upon insolvency. Such notes will be fully and unconditionally guaranteed by Morgan Stanley. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL notes if they make claims in respect of the notes in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. See “Structural Subordination; Morgan Stanley’s Access to Assets Held by Subsidiaries May Be Restricted” and “Status of the MSFL Securities; Relationship with Morgan Stanley Securities” in the accompanying prospectus.

Guarantee of MSFL Notes. The payments due, including any property deliverable, under any notes issued by MSFL, will be fully and unconditionally guaranteed by Morgan Stanley. If, for any reason, MSFL does not make any required payment in respect of any of the notes, Morgan Stanley will cause the payment to be made at the same address at which MSFL is obligated to make such payment. Morgan Stanley’s guarantee of the payments due on the notes issued by MSFL will be unsecured senior obligations of Morgan Stanley. See “Description of Debt Securities—Morgan Stanley Guarantee of Debt Securities Issued by MSFL” in the accompanying prospectus.

Terms Specified in Pricing Supplements. A pricing supplement will specify the following terms of any issuance of notes to the extent applicable:

•	the issuer of the notes;

•	the issue price (price to public);

•	the stated principal amount per note;

•	the partial principal return amount per note, if applicable;

•	the aggregate principal amount;

•	the denominations or minimum denominations;

•	the strike date;

•	the pricing date;

•	the original issue date;

•	the stated maturity date and any terms related to any extension of the maturity date not otherwise set forth in this product supplement;

•	the underlier(s);

•	the value(s) of the underlier(s) or basket components, as applicable, on the strike date;

•	if the notes are linked to a basket, the basket components and the weighting of and multiplier for each basket component;

•	the observation date(s);

•	the averaging dates, if applicable;

•	whether the notes are buffered;

•	the maximum payment at maturity, if applicable;

•	the rate per year at which the notes will bear interest, if any, or the method of calculating that rate and the date(s) on which such interest will be payable;

•	whether the notes may be automatically redeemed, in whole or in part, prior to the stated maturity date, and the terms of any such redemption;

•	whether the notes may be redeemed, in whole or in part, at our option or repaid at your option, prior to the stated maturity date, and the terms of any such redemption or repayment;

•	if any notes are not denominated and payable in U.S. dollars, the currency or currencies in which the principal, premium, if any, and interest, if any, will be paid, which we refer to as the “specified currency,” along with any other terms relating to the non-U.S. dollar denomination;

•	whether the notes will be listed on any securities exchange;

•	if the notes are in book-entry form, whether the notes will be offered on a global basis to investors through Euroclear and Clearstream, Luxembourg as well as through the Depositary (each as defined below); and

•	any other terms on which we will issue the notes.

Some Definitions. Unless otherwise specified in the applicable pricing supplement, the following terms have the meanings set forth below:

“adjustment factor” means, for any underlying fund, underlying stock, basket fund or basket stock, a number which is initially 1.0 and will be subject to adjustment for certain events affecting such underlying fund, underlying stock, basket fund or basket stock. See “Additional Terms of Notes Linked to an Underlying Stock or a Basket Stock—Antidilution Adjustments” below.

“basket component” means, for notes linked to the performance of an underlying basket, any basket fund, basket index and/or basket stock included such basket.

“basket component closing level” on any trading day means:

for a basket fund or basket stock, the closing price of one share of such basket fund or basket stock, as applicable, multiplied by its adjustment factor on such date. In certain circumstances, the basket component closing level of a basket fund or basket stock will be based on the alternate calculation of such basket component described under “Additional Terms of Notes Linked to an Underlying Fund or a Basket Fund—Discontinuance of Any Underlying Fund and/or Share Underlying Index; Alteration of Method of Calculation” or “—Additional Terms of Notes Linked to an Underlying Stock or a Basket Stock—Antidilution Adjustments,” as applicable, below.

for a basket index, except as described in the following paragraph, the official closing value of such basket index, or any successor index (as defined under “—Additional Terms of Notes Linked to an Underlying Index or a Basket Index—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” below), published at the regular weekday close of trading on that trading day by the basket index publisher. In certain circumstances, the basket component closing level of a basket index not reported by Bloomberg Financial Services will be based on the alternate calculation of such basket index as described under “Additional Terms of Notes Linked to an Underlying Index or a Basket Index—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” below.

for a basket index for which the official closing value published by the basket index publisher differs from the official closing value reported by Bloomberg Financial Services, the closing value of such basket index, or any successor index (as defined under “Additional Terms of Notes Linked to an Underlying Index or a Basket Index—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” below), reported by Bloomberg Financial Services, or any successor reporting service the Calculation Agent may select, on such trading day. In certain circumstances, the basket component closing level of a basket index reported by Bloomberg Financial Services will be based on the alternate calculation of such basket index as described under “Additional Terms of Notes Linked to an Underlying Index or a Basket Index—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” below.

“basket component intraday level” at any time on any trading day on which there is no market disruption event with respect to a basket component means:

for a basket fund or basket stock, the intraday price of one share of such basket component multiplied by its adjustment factor at such time. In certain circumstances, the intraday level of a basket fund or basket stock will be based on the alternate calculation of such basket component described under “Additional Terms of Notes Linked to an Underlying Fund or a Basket Fund—Discontinuance of Any Underlying Fund and/or Share Underlying Index; Alteration of Method of Calculation” or “Additional Terms of Notes Linked to an Underlying Stock or a Basket Stock—Antidilution Adjustments,” as applicable, below.

for a basket index, the value of such basket index published at such time on such day on the applicable Bloomberg page or any successor page, or in the case of any successor index, the Bloomberg page or successor page for any such successor index. If such service or any successor service no longer displays the value of such basket index, then the Calculation Agent shall designate an alternate source for the determination of the value of such basket index, which shall be the basket index publisher, unless the Calculation Agent, in its sole discretion, determines that an alternate service has become the market standard for transactions related to such basket index. In certain circumstances, the intraday level of an basket index will be based on the alternate calculation of such basket index described under “Additional Terms of Notes Linked to an Underlying Index or a Basket Index—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” below.

“basket fund” means, for notes linked to an underlying basket, any component equity or commodity exchange-traded fund of such underlying basket.

“basket index” means, for notes linked to an underlying basket, any component equity index of such underlying basket. In this “Description of Notes,” references to a basket index will include the equity index or indices specified in the applicable pricing supplement and any successor index or indices, unless the context requires otherwise. See “Additional Terms of Notes Linked to an Underlying Index or a Basket Index—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” below.

“basket index publisher” means the publisher of the applicable basket index.

“basket stock” means, for notes linked to an underlying basket, any component common equity securities or American depositary shares of such underlying basket.

“basket stock issuer” means the issuer of the applicable basket stock.

“buffer amount” means:

for bull market notes, the percentage specified in the applicable pricing supplement by which the final level of the underlier may decline from the initial level before you will lose any part of the stated principal amount per note.

for bear market notes, the percentage specified in the applicable pricing supplement by which the final level of the underlier may increase from the initial level before you will lose any part of the stated principal amount per note.

“business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme.

“closing level” on any trading day means:

for an underlying basket, the sum of the products of (i) the basket component closing level of each basket component and (ii) the applicable multiplier for such basket component. In certain circumstances, the closing level of an underlying basket will be based on the alternate calculation of any basket component described under “Additional Terms of Notes Linked to an Underlying Fund or a Basket Fund—Discontinuance of Any Underlying Fund and/or Share Underlying Index; Alteration of Method of Calculation,” “Additional Terms of Notes Linked to an Underlying Index or a Basket Index—Discontinuance of Any Underlying Index; Alteration of Method of Calculation,” and/or “Additional Terms of Notes Linked to an Underlying Stock or a Basket Stock—Antidilution Adjustments,” as applicable, below.

for an underlying fund or underlying stock, the closing price of one share of such underlier multiplied by its adjustment factor on such date. In certain circumstances, the closing level of an underlying fund or underlying stock will be based on the alternate calculation of such underlier described under “Additional Terms of Notes Linked to an Underlying Fund or a Basket Fund—Discontinuance of Any Underlying Fund and/or Share Underlying Index; Alteration of Method of Calculation” or “Additional Terms of Notes Linked to an Underlying Stock or a Basket Stock—Antidilution Adjustments,” as applicable, below.

for an underlying index, except as described in the following paragraph, the official closing value of such underlying index, or any successor index (as defined under “Additional Terms of Notes Linked to an Underlying Index or a Basket Index—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” below), published at the regular weekday close of trading on that trading day by the underlying index publisher. In certain circumstances, the closing level of an underlying index not reported by Bloomberg Financial Services will be based on the alternate calculation of such underlying index as described under “Additional Terms of Notes Linked to an Underlying Index or a Basket Index—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” below.

for an underlying index for which the official closing value published by the underlying index publisher differs from the official closing value reported by Bloomberg Financial Services, the closing value of such underlying index, or any successor index (as defined under “Additional Terms of Notes Linked to an Underlying Index or a Basket Index—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” below), reported by Bloomberg Financial Services, or any successor reporting service the Calculation Agent may select, on such trading day. In certain circumstances, the closing level of an underlying index reported by Bloomberg Financial Services will be based on the alternate calculation of such underlying index as described under “Additional Terms of Notes Linked to an Underlying Index or a Basket Index—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” below.

“closing price” for one share of an underlying fund, underlying stock, basket fund or basket stock (or one unit of any other security for which a closing price must be determined) on any trading day means:

(i)	if an underlying fund, underlying stock, basket fund or basket stock (or any such other security) is listed on a national securities exchange (other than The Nasdaq Stock Market LLC (“Nasdaq”)), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which such underlying fund, underlying stock, basket fund or basket stock (or any such other security) is listed,

(ii)	if an underlying fund, underlying stock, basket fund or basket stock (or any such other security) is a security of Nasdaq, the official closing price published by Nasdaq on such day, or

(iii)	if an underlying fund, underlying stock, basket fund or basket stock (or any such other security) is not listed on any national securities exchange but is included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If an underlying fund, underlying stock, basket fund or basket stock (or any such other security) is listed on any national securities exchange but the last reported sale price or the official closing price published by Nasdaq, as applicable, is not available pursuant to the preceding sentence, then the closing price for one share of an underlying fund, underlying stock, basket fund or basket stock (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on Nasdaq or the OTC Bulletin Board on such day. If a market disruption event (as defined below) occurs with respect to an underlying fund, underlying stock, basket fund or basket stock (or any such other security) or the last reported sale price or the official closing price published by Nasdaq, as applicable, for an underlying fund, underlying stock, basket fund or basket stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price per share for any underlying fund, underlying stock, basket fund or basket stock on any trading day will be the mean, as determined by the Calculation Agent, of the bid prices for such underlying fund, underlying stock, basket fund or basket stock (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of MS & Co. and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, the closing price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

The term “OTC Bulletin Board Service” will include any successor service thereto, or, if applicable, the OTC Reporting Facility operated by FINRA.

This definition of closing price is subject to the provisions under “Additional Terms of Notes Linked to an Underlying Fund or a Basket Fund—Discontinuance of Any Underlying Fund and/or Share Underlying Index; Alteration of Method of Calculation” and “Additional Terms of Notes Linked to an Underlying Stock or a Basket Stock—Antidilution Adjustments” below.

“Depositary” or “DTC” means The Depository Trust Company, New York, New York.

“early redemption payment” means, in the event that the notes are subject to early redemption, the amount of cash specified for each observation date in the applicable pricing supplement. The early redemption payment will be paid upon an early redemption of the notes.

“Euroclear operator” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“final averaging date” refers, with respect to notes for which the final level of an underlier is determined by reference to the closing levels of such underlier on multiple dates, to each trading day on which the closing level of such underlier is observed in order to calculate the final level for such underlier, as specified in the applicable pricing supplement.

“final level” means:

for notes with a single observation date, the closing level of an underlier on the observation date.

for notes with multiple observation dates, the closing level of an underlier on the last observation date (the “final observation date”).

for notes with final averaging dates, the arithmetic average of the closing levels of the underlier on each of the final averaging dates.

“initial averaging date” refers, with respect to notes for which the initial level of an underlier is determined by reference to the closing levels of such underlier on multiple dates, to each trading day on which the closing level of such underlier is observed in order to calculate the initial level for such underlier, as specified in the applicable pricing supplement.

“initial basket component level” means the level of the basket component defined on the cover of the applicable pricing supplement, which will be used to calculate the multiplier for such basket component on the strike date, unless otherwise specified in the applicable pricing supplement.

“initial level” means:

for notes with initial averaging dates, the arithmetic average of the closing levels of the underlier on each of the initial averaging dates.

for notes with no initial averaging dates, the level of the underlier defined on the cover of the applicable pricing supplement, which will reflect the closing level of the underlier on the strike date, unless otherwise specified in the applicable pricing supplement.

“interest payment date” means a date on which, under the terms of the notes, interest, if any, may be payable. If, under the terms of the notes, interest is payable on the maturity date, and the scheduled maturity date is postponed due to a market disruption event or otherwise, we will pay interest with respect to the maturity date on the maturity date as postponed rather than on the scheduled maturity date, but no interest will accrue on the notes or on such payment during the period from or after the scheduled maturity date.

“intraday level” at any time on any trading day on which there is no market disruption event with respect to the underlier or basket components, as applicable, means:

for an underlying basket, the sum of the products of (i) the basket component intraday level of each basket component and (ii) the applicable multiplier for such basket component. In certain circumstances, the intraday level of an underlying basket will be based on the alternate calculation of any basket component described under “Additional Terms of Notes Linked to an Underlying Fund or a Basket Fund—Discontinuance of Any Underlying Fund and/or Share Underlying Index; Alteration of Method of Calculation,” “Additional Terms of Notes Linked to an Underlying Index or a Basket Index—Discontinuance of Any Underlying Index; Alteration of Method of Calculation,” and/or “Additional Terms of Notes Linked to an Underlying Stock or a Basket Stock—Antidilution Adjustments” below.

for an underlying fund or underlying stock, the intraday price of one share of such underlier multiplied by its adjustment factor at such time. In certain circumstances, the intraday level of an underlying fund or underlying stock will be based on the alternate calculation of such underlier described under “Additional Terms of Notes Linked to an Underlying Fund or a Basket Fund—Discontinuance of Any Underlying Fund and/or Share Underlying Index; Alteration of Method of Calculation” or “Additional Terms of Notes Linked to an Underlying Stock or a Basket Stock—Antidilution Adjustments,” as applicable, below.

for an underlying index, the value of such underlying index published at such time on such day on the applicable Bloomberg page or any successor page, or in the case of any successor index, the Bloomberg page or successor page for any such successor index. If such service or any successor service no longer displays the value of such underlying index, then the Calculation Agent shall designate an alternate source for the determination of the value of such underlying index, which shall be the underlying index publisher, unless the Calculation Agent, in its sole discretion, determines that an alternate service has become the market standard for transactions related to such underlying index. In certain circumstances, the intraday level of an underlying index will be based on the alternate calculation of such underlying index described under “Additional Terms of Notes Linked to an Underlying Index or a Basket Index—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” below.

“intraday price” for one share of an underlying fund, underlying stock, basket fund or basket stock (or one unit of any other security for which an intraday price must be determined) at any time during any trading day (including at the close of such trading day) means:

(i)	if an underlying fund, underlying stock, basket fund or basket stock (or any such other security) is listed on a national securities exchange (other than Nasdaq), the last reported sale price, regular way, at such time during the principal trading session on such day on the principal national securities exchange registered under the Exchange Act, on which such underlying fund, underlying stock, basket fund or basket stock (or any such other security) is listed,

(ii)	if an underlying fund, underlying stock, basket fund or basket stock (or any such other security) is a security of Nasdaq, the most recently reported sale price, regular way, at such time during the principal trading session on such day quoted by Nasdaq, or

(iii)	if an underlying fund, underlying stock, basket fund or basket stock (or any such other security) is not listed on any national securities exchange but is included in the OTC Bulletin Board, the most recently reported sale price at such time during the principal trading session on the OTC Bulletin Board on such day.

“issue price” means the amount per note specified in the applicable pricing supplement and will equal the stated principal amount of each note, unless otherwise specified.

“market disruption event” means:

with respect to an underlying fund or basket fund that tracks a share underlying index,

(i)	the occurrence or existence of:

(a)	a suspension, absence or material limitation of trading of the underlying fund or basket fund on the primary market for such underlying fund or basket fund for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the underlying fund or basket fund as a result of which the reported trading prices for such underlying fund or basket fund during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the underlying fund or basket fund, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, or

(b)	a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the value of the share underlying index on the relevant exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchanges, or

(c)	the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the share underlying index or the underlying fund or basket fund for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole discretion; and

(ii)	a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the notes linked to the underlying fund or basket fund.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the share underlying index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the share underlying index shall be based on a comparison of (x) the portion of the level of the share underlying index attributable to that security relative to (y) the overall level of the share underlying index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the underlying fund or basket fund or in futures or options contracts related to the share underlying index or the underlying fund or basket fund will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the share underlying index or the underlying fund or basket fund by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the share underlying index or the underlying fund or basket fund and (4) a suspension, absence or material limitation of trading on any relevant exchange or on the primary market on which futures or options contracts related to the share underlying index or the underlying fund or basket fund are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances. Upon any permanent discontinuance of trading in the underlying fund or basket fund, see “Additional Terms of Notes Linked to an Underlying Fund or a Basket Fund—Discontinuance of Any Underlying Fund and/or Share Underlying Index; Alteration of Method of Calculation” below.

with respect to an underlying fund or basket fund that tracks the price performance of a share underlying commodity,

(i)	the occurrence or existence of:

(a)	a suspension, absence or material limitation of trading of the underlying fund or basket fund on the primary market for such underlying fund or basket fund for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the underlying fund or basket fund as a result of which the reported trading prices for such underlying fund or basket fund during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the underlying fund or basket fund, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, or

(b)	a suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the underlying fund or basket fund for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole discretion; and

(ii)	a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the notes linked to the underlying fund or basket fund.

For the purpose of determining whether a market disruption event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the market, (2) a decision to permanently discontinue trading in the underlying fund or basket fund or in futures or options contracts related to the underlying fund or basket fund will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the underlying fund or basket fund by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the underlying fund or basket fund and (4) a suspension, absence or material limitation of trading on the primary market on which futures or options contracts related to the underlying fund or basket fund are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances. Upon any permanent discontinuance of trading in the underlying fund or basket fund, see “Additional Terms of Notes Linked to an Underlying Fund or a Basket Fund—Discontinuance of Any Underlying Fund and/or Share Underlying Index; Alteration of Method of Calculation” below.

with respect to an underlying index or basket index,

(i)	the occurrence or existence of:

(a)	a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the value of the underlying index or basket index (or the successor index) on the relevant exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange, or

(b)	a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for securities then constituting 20 percent or more of the value of the underlying index or basket index (or the successor index) during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate, or

(c)	the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts or exchange-traded funds related to the underlying index or basket index (or the successor index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole discretion; and

(ii)	a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the notes linked to the underlying index or basket index.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the underlying index or any basket index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of the underlying index or basket index shall be based on a comparison of (x) the portion of the value of the underlying index or basket index attributable to that security relative to (y) the overall value of the underlying index or basket index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange-traded fund will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts or exchange-traded funds on an underlying index or any basket index by the primary securities market trading in such contracts or funds by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or funds, or (c) a disparity in bid and ask quotes relating to such contracts or funds will constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange-traded funds related to the underlying index or basket index and (4) a suspension, absence or material limitation of trading on any relevant exchange or on the primary market on which futures or options contracts or exchange-traded funds related to the underlying index or any basket index are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

with respect to an underlying stock or basket stock,

(i)	the occurrence or existence of:

(a)	a suspension, absence or material limitation of trading of the underlying stock or basket stock on the primary market for such underlying stock or basket stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market, or

(b)	a breakdown or failure in the price and trade reporting systems of the primary market for the underlying stock or basket stock as a result of which the reported trading prices for such underlying stock or basket stock during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate, or

(c)	the suspension, absence or material limitation of trading on the primary market for trading in options contracts related to the underlying stock or basket stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; and

(ii)	a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the notes linked to the underlying stock or basket stock.

For the purpose of determining whether a market disruption event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the primary market, (2) a decision to permanently discontinue trading in the relevant options contract will not constitute a market disruption event, (3) a suspension of trading in options contracts on the underlying stock or basket stock by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to such underlying stock or basket stock and (4) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to the underlying stock or basket stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

“maturity date” means the date specified in the applicable pricing supplement, subject to extension if the final observation date is postponed. If the final observation date is postponed so that it falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following the final observation date as postponed. See “Postponement of Observation Date(s)” and “Postponement of Payment Date(s) (Including the Maturity Date)” below.

“multiplier” refers to the fractional value assigned to each basket component so that each basket component will represent its applicable weighting in the predetermined initial level of the underlying basket. The multiplier for each basket component, which will be specified in the applicable pricing supplement, will be calculated by the Calculation Agent based on the applicable initial basket component level on the date specified in the applicable pricing supplement and will remain constant for the term of the notes.

“observation date(s)” are the date(s) on which the closing level and/or intraday level, as applicable, of an underlier is referenced in order to determine any payment on the notes, as specified in the applicable pricing supplement. The applicable pricing supplement may also refer to an observation date as a redemption determination date or a valuation date. Unless otherwise specified in the applicable pricing supplement, any observation date is subject to postponement as described under “Postponement of Observation Date(s)” below.

“original issue date” means the date specified in the applicable pricing supplement on which a particular issuance of notes will be issued.

“partial principal return amount” means an amount that is less than 100% of the stated principal amount, the payment of which is provided for at maturity if the applicable pricing supplement specifies that less than 100% of the stated principal amount may be payable at maturity (or upon acceleration). Payment of the partial principal return amount, as specified in the applicable pricing supplement, at maturity, is subject to our credit risk.

“payment at maturity” means the payment due at maturity with respect to each note.

“pricing date” means the date on which we price the notes for initial sale to the public.

“record date” for any interest payment date, if applicable, shall be:

(A) for any definitive registered note, the date 15 calendar days prior to that interest payment date, whether or not that date is a business day; provided, however, that any interest payable upon an early redemption or at maturity, as applicable, shall be payable to the person to whom the redemption payment or payment at maturity, as the case may be, shall be payable; and

(B) for any global registered note, the date one business day prior to such interest payment date; provided, however, that any interest payable upon an early redemption or at maturity, as applicable, shall be payable to the person to whom the redemption payment or payment at maturity, as the case may be, shall be payable.

“relevant exchange” means, with respect to any underlying index, basket index or share underlying index, the primary exchange(s) or market(s) of trading for (i) any security then included in such index, or any successor index or successor share underlying index and (ii) any futures or options contracts related to such index or to any security then included in such index.

“share underlying commodity” means the physical commodity, the price performance of which the shares of a commodity exchange-traded fund generally seek to track.

“share underlying index” means the index which the shares of an equity exchange-traded fund generally seek to track. In this “Description of Notes,” references to a share underlying index will include the equity index or indices specified in the applicable pricing supplement and any successor share underlying index or indices, unless the context requires otherwise. See “Additional Terms of Notes Linked to an Underlying Fund or a Basket Fund—Discontinuance of Any Underlying Fund and/or Share Underlying Index; Alteration of Method of Calculation” below.

“share underlying index publisher” means the publisher of the applicable share underlying index.

“stated principal amount” for an issuance of notes shall be the principal amount per note, as specified in the applicable pricing supplement.

“strike date” means the date on which the initial level of the underlier is determined.

“trading day” means:

with respect to an underlying fund, underlying stock, basket fund or basket stock, a day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, Nasdaq, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

with respect to an underlying index or basket index, a day, as determined by the Calculation Agent, on which trading is generally conducted on each of the relevant exchange(s) for such underlying index or basket index, other than a day on which trading on such exchange(s) is scheduled to close prior to the time of the posting of its regular final weekday closing price.

“underlying basket” means any basket consisting of two or more basket indices, basket funds and/or basket stocks specified in the applicable pricing supplement, the performance of which underlies the notes.

“underlying index” means any equity index specified in the applicable pricing supplement, the performance of which underlies the notes. In this “Description of Notes,” references to an underlying index will include the equity index or indices specified in the applicable pricing supplement and any successor index or indices, unless the context requires otherwise. See “Additional Terms of Notes Linked to an Underlying Index or a Basket Index—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” below.

“underlying index publisher” means the publisher of the applicable underlying index.

“underlying fund” means any equity or commodity exchange-traded fund specified in the applicable pricing supplement, the performance of which underlies the notes.

“underlying stock” means any common equity securities or American depositary shares (“ADSs”) of a company not affiliated with us specified in the applicable pricing supplement, the performance of which underlies the notes.

“underlying stock issuer” means the issuer of the applicable underlying stock.

“weighting” of a basket component in an underlying basket means the percentage of the whole underlying basket initially assigned to such basket component. The weighting of each basket component in an underlying basket will be specified in the applicable pricing supplement.

References in this product supplement to “U.S. dollar,” or “U.S.$” or “$” are to the currency of the United States of America.

Other terms of the notes are described in the following paragraphs.

Postponement of Averaging Dates

In the calculation of a closing level or basket component closing level, as applicable, on any initial averaging date or final averaging date (each, an “averaging date”), the Calculation Agent will take into account market disruption events and non-trading days as follows:

If any scheduled averaging date is not a trading day with respect to an underlying fund, an underlying index, an underlying stock or a basket component, or if a market disruption event occurs on any such date with respect to an underlying fund, an underlying index, an underlying stock or a basket component, the closing level or basket component closing level, as applicable, will be determined on the immediately succeeding trading day on which no market disruption event occurs with respect to such affected underlying fund, underlying index, underlying stock or basket component. Each succeeding averaging date shall then be the next trading day following the preceding averaging date as postponed. The initial level or final level of an underlier, as applicable, shall be determined on the date on which the closing level(s) or basket component closing levels, as applicable, for all scheduled averaging dates have been determined; provided that (i) the closing level or basket component closing level, as applicable, for any averaging date will not be determined on a date later than the fifth business day after the last scheduled averaging date, (ii) the closing level or basket component closing level, as applicable, for any remaining averaging dates that would otherwise fall after such fifth business day shall be the closing level or basket component closing level, as applicable, on such fifth business day, and (iii) if such fifth business day is not a trading day or if there is a market disruption event on such date, the Calculation Agent will determine the closing level or basket component closing level, as applicable, for any such remaining averaging dates in accordance with the procedures described in the applicable paragraph in the section of this product supplement called “Description of Notes—Postponement of Observation Date(s).”

Postponement of Observation Date(s)

In the calculation of the closing level(s) on any observation date, including the final level(s), the Calculation Agent will take into account market disruption events and non-trading days as follows:

For issuances of notes linked to an underlying basket or to multiple underlying funds, underlying indices and/or underlying stocks: If any scheduled observation date is not a trading day with respect to a basket component, an underlying fund, an underlying index or an underlying stock, or if a market disruption event occurs on any such observation date with respect to a basket component, an underlying fund, an underlying index or an underlying stock, the basket component closing level or closing level, as applicable, of such affected basket component, underlying fund, underlying index or underlying stock will be determined on the immediately succeeding trading day on which no market disruption event occurs with respect to such affected basket component, underlying fund, underlying index or underlying stock; provided that the basket component closing level or closing level, as applicable, for the affected basket component, underlying fund, underlying index or underlying stock will not be determined on a date later than the fifth scheduled trading day after the scheduled observation date, and if such date is not a trading day or if there is a market disruption event with respect to the affected basket component, underlying fund, underlying index or underlying stock on such date, the basket component closing level or closing level, as applicable, for such basket component, underlying fund, underlying index or underlying stock will be determined by the Calculation Agent in accordance with the procedures described in the applicable paragraph of the following three paragraphs. The closing level of an affected underlying basket for any scheduled observation date will be determined on the date on which the basket component closing level of each basket component for such observation date has been determined.

For issuances of notes linked to a single underlying fund or a single underlying stock: If any scheduled observation date is not a trading day or if there is a market disruption event on such date, such observation date shall be the next succeeding trading day on which there is no market disruption event; provided that if a market disruption event has occurred on each of the five consecutive trading days immediately succeeding such scheduled observation date, then (i) such fifth succeeding trading day will be deemed to be the relevant observation date notwithstanding the occurrence of a market disruption event on such date and (ii) with respect to any such fifth trading day on which a market disruption event occurs, the Calculation Agent will determine the closing level of the underlier on such fifth trading day based on the mean of the bid prices for one share of the underlier for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, the closing level will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

For issuances of notes linked to a single underlying index: If any scheduled observation date is not a trading day or if there is a market disruption event on such date, such observation date shall be the next succeeding trading day on which there is no market disruption event; provided that if a market disruption event has occurred on each of the five consecutive trading days immediately succeeding such scheduled observation date, then (i) such fifth succeeding trading day will be deemed to be the relevant observation date notwithstanding the occurrence of a market disruption event on such date and (ii) with respect to any such fifth trading day on which a market disruption event occurs, the Calculation Agent will determine the closing level of the underlying index on such fifth trading day in accordance with the formula for and method of calculating such underlying index last in effect prior to the commencement of the market disruption event, without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) on such trading day of each security most recently constituting the underlying index.

Postponement of Payment Date(s) (Including the Maturity Date)

The applicable pricing supplement will specify the maturity date and any other date on which amounts will or may be payable on the notes (each, a “payment date”).

If any scheduled payment date is not a business day, the payment due on the notes on such date, if any, shall be paid on the next succeeding business day; provided that any payment with respect to the final observation date or final averaging dates, as applicable, shall be paid on the maturity date; provided further that if, due to a market disruption event or otherwise, if any observation date or the last final averaging date, as applicable, with respect to an underlier is postponed so that it falls less than two business days prior to the scheduled payment date (including the maturity date), such payment date shall be postponed to the second business day following such observation date or final averaging date, as applicable, as postponed, and no adjustment will be made to any payment made on that postponed date.

Additional Terms of Notes Linked to an Underlying Fund or a Basket Fund

Unless the context requires otherwise, if the notes are linked to the performance of an underlying basket, references in this “Description of Notes—Additional Terms of Notes Linked to an Underlying Fund or a Basket Fund” to the “underlying fund” should be read as references to the applicable basket fund.

Antidilution Adjustments

If the underlying fund is subject to a share split or reverse share split, then once such split has become effective, the adjustment factor for such underlying fund will be adjusted to equal the product of the prior adjustment factor and the number of shares issued in such share split or reverse share split with respect to one share of such underlying fund. No such adjustment to the adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect. Any number so adjusted will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

Discontinuance of Any Underlying Fund and/or Share Underlying Index; Alteration of Method of Calculation

In the case of notes linked to an underlying fund that tracks a share underlying index: If trading in the underlying fund on every applicable national securities exchange, on the OTC Bulletin Board and in the over-the-counter market is permanently discontinued or the underlying fund is liquidated or otherwise terminated (an “equity exchange-traded fund discontinuance or liquidation event”), the intraday price of such underlying fund at any time on any trading day and the closing price of such underlying fund on any trading day following the equity exchange-traded fund discontinuance or liquidation event will be determined by the Calculation Agent and will be deemed to equal the product of (i) (a) the value of the share underlying index (or any successor share underlying index, as defined and described below) at such time on such trading day, in the case of the intraday price of such underlying fund, or (b) the closing value of the share underlying index (or any successor share underlying index, as described below) on such trading day, in the case of the closing price of such underlying fund (in each case, taking into account any material changes in the method of calculating the share underlying index following such equity exchange-traded fund discontinuance or liquidation event) and (ii) a fraction, the numerator of which is the closing price of such underlying fund and the denominator of which is the closing value of the share underlying index (or any successor share underlying index, as described below), each determined as of the last day prior to the occurrence of the equity exchange-traded fund discontinuance or liquidation event on which a closing price of such underlying fund was available.

If, subsequent to an equity exchange-traded fund discontinuance or liquidation event, the share underlying index publisher discontinues publication of the share underlying index and such publisher or another entity (including MS & Co.) publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued share underlying index (such index being referred to herein as a “successor share underlying index”), then any subsequent intraday price of such underlying fund at any time on any trading day, or closing price of such underlying fund on any trading day, following an equity exchange-traded fund discontinuance or liquidation event will be determined by reference to (a) the published value of such successor share underlying index at such time on such trading day, in the case of the intraday price of such underlying fund, or (b) the published value of such successor share underlying index at the regular weekday close of trading on such trading day, in the case of the closing price of such underlying fund, and, to the extent the value of the successor share underlying index differs from the value of the relevant share underlying index at the time of such substitution, proportionate adjustments will be made by the Calculation Agent for purposes of calculating any payment on the notes.

Upon any selection by the Calculation Agent of a successor share underlying index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to us and to the Depositary, as holder of the notes, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the notes, in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants.

If, subsequent to an equity exchange-traded fund discontinuance or liquidation event, the share underlying index publisher discontinues publication of the share underlying index prior to, and such discontinuance is continuing on, any day on which the intraday price or the closing price of the underlying fund is to be determined, and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no successor share underlying index is available at such time, then the Calculation Agent will determine the closing price of the underlying fund for such date. The closing price of the underlying fund will be computed by the Calculation Agent in accordance with the formula for and method of calculating the share underlying index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently constituting the share underlying index without any rebalancing or substitution of such securities following such discontinuance. Following a determination that no successor share underlying index is available, the Calculation Agent will not compute the intraday price of the underlying fund on any trading day on an intra-day basis and will instead rely on the closing price as computed by the Calculation Agent for the purpose of determining any payment on the notes. Notwithstanding these alternative arrangements, discontinuance of the publication of a share underlying index may adversely affect the value of the notes.

In the case of notes linked to an underlying fund that tracks the price performance of a share underlying commodity: If trading in the underlying fund on every applicable national securities exchange, on the OTC Bulletin Board and in the over-the-counter market is permanently discontinued or the underlying fund is liquidated or otherwise terminated (a “commodity exchange-traded fund discontinuance or liquidation event”), the notes will be deemed accelerated to the fifth business day following the date on which notice of such commodity exchange-traded fund discontinuance or liquidation event is provided to holders of such underlying fund under the terms of such underlying fund (the date of such notice, the “liquidation announcement date” and the fifth business day following the liquidation announcement date, the “acceleration date”), and the payment to you on the acceleration date will be equal to the fair market value of the notes on the trading day immediately following the liquidation announcement date as determined by the Calculation Agent in its sole discretion based on its internal models, which will take into account the reasonable costs incurred by us or any of our affiliates in unwinding any related hedging arrangements.

Additional Terms of Notes Linked to an Underlying Index or a Basket Index

Unless the context requires otherwise, if the notes are linked to the performance of an underlying basket, references in this “Description of Notes—Additional Terms of Notes Linked to an Underlying Index or a Basket Index” to the “underlying index” and “underlying index publisher” should be read as references to the applicable basket index and basket index publisher, respectively.

Discontinuance of Any Underlying Index; Alteration of Method of Calculation

If an underlying index publisher discontinues publication of an underlying index and such underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued underlying index (such index being referred to herein as a “successor index”), then any subsequent closing level of such underlying index will be determined by reference to the published value of such successor index at the regular weekday close of trading on any trading day that the closing level of the underlying index is to be determined. Any subsequent intraday level of the underlying index will be determined by reference to such successor index, and, to the extent that the closing level of such successor index differs from the closing level of the discontinued underlying index at the time of such substitution, a proportionate adjustment will be made by the Calculation Agent to the initial level of the underlying index.

Upon any selection by the Calculation Agent of a successor index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to us and to the Depositary, as holder of the notes, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the notes, in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants.

If an underlying index publisher discontinues publication of an underlying index prior to, and such discontinuance is continuing on, any day on which the intraday level or the closing level of such underlying index is to be determined, and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no successor index is available at such time, then the Calculation Agent will determine the closing level of such underlying index for each such date. Following any such determination, the Calculation Agent will not compute the intraday level of such underlying index on any trading day on an intra-day basis and will instead rely on the closing level of the underlying index as computed by the Calculation Agent for the purpose of determining any payment on the notes. The closing level of the underlying index will be computed by the Calculation Agent in accordance with the formula for and method of calculating such underlying index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently constituting the underlying index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of an underlying index may adversely affect the value of the notes.

If at any time the method of calculating an underlying index or a successor index, or the value thereof, is changed in a material respect, or if such underlying index or successor index is in any other way modified so that it does not, in the opinion of MS & Co., as the Calculation Agent, fairly represent the value of such index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date or during such day on which the closing level or the intraday level, respectively, is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to such index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the closing level(s) and intraday level(s), as applicable, with reference to such index, as adjusted. Accordingly, if the method of calculating an underlying index or a successor index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in such index), then the Calculation Agent will adjust the affected index in order to arrive at a value of such index as if it had not been modified (e.g., as if such split had not occurred).

Additional Terms of Notes Linked to an Underlying Stock or a Basket Stock

Unless the context requires otherwise, if the notes are linked to the performance of an underlying basket, references in this “Description of Notes—Additional Terms of Notes Linked to an Underlying Stock or a Basket Stock” to the “closing level,” the “underlying stock” and the “underlying stock issuer” should be read as references to the applicable basket component closing level, basket stock and basket stock issuer, respectively.

Antidilution Adjustments

Unless the context requires otherwise, if the notes are linked to the performance of more than one underlying stock, references in this “Description of Notes—Additional Terms of Notes Linked to an Underlying Stock or a Basket Stock—Antidilution Adjustments” to the “underlying stock” should be read as references to the affected underlying stock(s).

The adjustment factor for the underlying stock will be adjusted as follows:

1.	If the underlying stock (or any ordinary shares represented by the underlying stock (the “ordinary shares”)) is subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor will be adjusted to equal the product of the prior adjustment factor and the number of shares issued in such stock split or reverse stock split with respect to one share of the underlying stock or one ordinary share; provided, however, that, with respect to American depositary shares (“ADSs”), if (and to the extent that) the underlying stock issuer or the depositary for such underlying stock has adjusted the number of ordinary shares represented by each ADS so that the price of the underlying stock would not be affected by such stock split or reverse stock split, no adjustment will be made to the adjustment factor.

2.	If the underlying stock (or any ordinary shares) is subject to (i) a stock dividend (an issuance of additional shares of the underlying stock or ordinary shares, as applicable) that is given ratably to all holders of the underlying stock or (ii) a distribution of the underlying stock or ordinary shares, as applicable, as a result of the triggering of any provision of the corporate charter of the underlying stock issuer, then once the dividend has become effective and the underlying stock is trading ex-dividend, the adjustment factor will be adjusted so that the new adjustment factor shall equal the prior adjustment factor plus the product of (i) the number of shares issued with respect to one share of the underlying stock and (ii) the prior adjustment factor; provided, however, that, with respect to ADSs, if (and to the extent that) the underlying stock issuer or the depositary for such underlying stock has adjusted the number of ordinary shares represented by each ADS so that the price of the underlying stock would not be affected by such stock dividend or stock distribution, no adjustment will be made to the adjustment factor.

3.	If the underlying stock issuer issues rights or warrants to all holders of the underlying stock (or the ordinary shares) to subscribe for or purchase the underlying stock (or the ordinary shares) at an exercise price per share less than the closing price of the underlying stock (or the ordinary shares) on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the notes, then the adjustment factor will be (x) in the case of common equity securities, adjusted to equal the product of the prior adjustment factor and a fraction, the numerator of which shall be the number of shares of the underlying stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of the underlying stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of the underlying stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of the underlying stock which the aggregate offering price of the total number of shares of the underlying stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the closing price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such closing price and (y) in the case ADSs, proportionally adjusted; provided, however, that, if (and to the extent that) the underlying stock issuer or the depositary for such underlying stock has adjusted the number of ordinary shares represented by each ADS so that the price of the underlying stock would not be affected by such rights or warrants, no adjustment will be made to the adjustment factor.

4.	There will be no required adjustments to the adjustment factor to reflect cash dividends or other distributions paid with respect to the underlying stock (or the ordinary shares) other than distributions described in paragraph 2, paragraph 3 and clauses (i), (iv) and (v) of paragraph 5 below and Extraordinary Dividends, as described below. For ADSs, cash dividends or other distributions paid on the ordinary shares shall not be considered Extraordinary Dividends unless the net amount of such cash dividends or other distributions, when passed through to the holder of such underlying stock would constitute Extraordinary Dividends, as described below. A cash dividend or other distribution with respect to the underlying stock will be deemed to be an “Extraordinary Dividend” if such cash dividend or distribution exceeds the immediately preceding non-Extraordinary Dividend for the underlying stock by an amount equal to at least 10% of the closing price of the underlying stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the trading day preceding the ex-dividend date (that is, the day on and after which transactions in the underlying stock on the primary U.S. organized securities exchange or trading system on which the underlying stock is traded no longer carry the right to receive that cash dividend or that cash distribution) for the payment of such Extraordinary Dividend. If an Extraordinary Dividend occurs with respect to the underlying stock, the adjustment factor will be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new adjustment factor will equal the product of (i) the then-current adjustment factor and (ii) a fraction, the numerator of which is the closing price of the underlying stock on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price of the underlying stock on the trading day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount. The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend for the underlying stock will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for the underlying stock or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such Extraordinary Dividend. To the extent that an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent, whose determination shall be conclusive. A distribution on the underlying stock described in clauses (i), (iv) or (v) of paragraph 5 below that also constitutes an Extraordinary Dividend shall cause an adjustment to the adjustment factor pursuant only to clauses (i), (iv) or (v) of paragraph 5 below, as applicable.

5.	Any of the following shall constitute a “Reorganization Event:” (i) any reclassification or change of the underlying stock (or the ordinary shares), including, without limitation, as a result of the issuance of any tracking stock by the underlying stock issuer, (ii) the underlying stock issuer or any surviving entity or subsequent surviving entity of the underlying stock issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of the underlying stock issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) the underlying stock issuer is liquidated, (v) the underlying stock issuer issues to all of its shareholders equity securities of an issuer other than the underlying stock issuer (other than in a transaction described in clauses (ii), (iii) or (iv) above) (a “Spin-Off Event”) or (vi) a tender or exchange offer or a going-private transaction is consummated for all the outstanding shares of the underlying stock. The occurrence of a Reorganization Event will result in the holders of the underlying stock receiving any equity security listed on a national securities exchange or traded on the Nasdaq (a “Marketable Security”) or securities, cash or any other assets, including (i) in the case of the issuance of any tracking stock, the reclassified shares of the underlying stock, (ii) in the case of a Spin-Off Event, the shares of the underlying stock with respect to which the spun-off security was issued, and (iii) in the case of any other Reorganization Event in which the underlying stock continues to be held by the holders receiving such distribution, the underlying stock (any such securities, cash or assets described in clauses (i) through (iii), “Exchange Property”). For purposes of determining any payment on the notes, “Exchange Property Value” means (x) for any cash received in any Reorganization Event, the value, as determined by the Calculation Agent, as of the date of receipt, of such cash received for one share of the underlying stock, as adjusted by the adjustment factor at the time of such Reorganization Event, (y) for any property other than cash or securities received in any such Reorganization Event, the market value, as determined by the Calculation Agent in its sole discretion, as of the date of receipt, of such Exchange Property received for one share of the underlying stock, as adjusted by the adjustment factor at the time of such Reorganization Event and (z) for any security received in any such Reorganization Event, an amount equal to the trading price, as of the time at which the Exchange Property Value is determined, per share of such security multiplied by the quantity of such security received for each share of the underlying stock, as adjusted by the adjustment factor at the time of such Reorganization Event.

For issuances of notes that are subject to early redemption:

•	Upon any observation date following the effective date of a Reorganization Event, the method of determining whether an early redemption has occurred, the amount payable for each stated principal amount of notes upon an early redemption, and, if the notes have not previously been redeemed, the method of determining the amount payable at maturity for each stated principal amount of notes, shall be determined in accordance with the terms of the notes specified under the section of the applicable preliminary pricing supplement called “Terms” and the section of the applicable final pricing supplement called “Final Terms,” except that all references to the “closing level” of the underlying stock shall be deemed to refer to the Exchange Property Value of such underlying stock, as defined above.

For issuances of notes with terms that provide for the payment of interest:

•	Upon any observation date following the effective date of a Reorganization Event, the method of determining whether interest is payable with respect to such observation date, the amount payable on each subsequent interest payment date and the method of determining the amount payable at maturity for each stated principal amount of notes shall be determined in accordance with the terms of the notes specified under the section of the applicable preliminary pricing supplement called “Terms” and the section of the applicable final pricing supplement called “Final Terms,” except that all references to the “closing level” of the underlying stock shall be deemed to refer to the Exchange Property Value of such underlying stock, as defined above.

For issuances of notes that are neither subject to early redemption nor have terms that provide for the payment of interest, the amount payable at maturity with respect to each stated principal amount of notes following the effective date of a Reorganization Event (or, if applicable, in the case of a Spin-Off Event, the ex-dividend date for the distribution of the spun-off security) and any required adjustment to the adjustment factor will be determined in accordance with the following:

(a)	If the underlying stock continues to be outstanding, the underlying stock (if applicable, as reclassified upon the issuance of any tracking stock) at the adjustment factor in effect on the third trading day prior to the scheduled maturity date (taking into account any adjustments for any distributions described under clause (c)(i) below); and

(b)	For each Marketable Security received in such Reorganization Event (each a “New Stock”), including the issuance of any tracking stock or the receipt of any stock received in exchange for the underlying stock, the number of shares of the New Stock received with respect to one share of the underlying stock multiplied by the adjustment factor in effect on the trading day immediately prior to the effective date of the Reorganization Event (the “New Stock Adjustment Factor”), as adjusted to the third trading day prior to the scheduled maturity date (taking into account any adjustments for distributions described under clause (c)(i) below); and

(c)	For any cash and any other property or securities other than Marketable Securities received in such Reorganization Event (the “Non-Stock Exchange Property”), a number of shares of the underlying stock, if applicable, and of any New Stock received in connection with such Reorganization Event, if applicable, in proportion to the relative closing prices of the underlying stock and any such New Stock, and with an aggregate value equal to the Non-Stock Exchange Property Value multiplied by the adjustment factor in effect for the underlying stock on the trading day immediately prior to the effective date of such Reorganization Event, based on such closing prices, in each case as determined by the Calculation Agent in its sole discretion on the effective date of such Reorganization Event; and the number of such shares of the underlying stock or any New Stock determined in accordance with this clause (c)(i) will be added at the time of such adjustment to the adjustment factor in subparagraph (a) above and/or the New Stock Adjustment Factor in subparagraph (b) above, as applicable.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or a going-private transaction involving consideration of particular types, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or such going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any Reorganization Event referred to in paragraph 5 above, (i) references to the underlying stock under “Some Definitions—closing price” and “—market disruption event” shall be deemed to also refer to any New Stock, and (ii) all other references in this product supplement and the applicable pricing supplement to the underlying stock shall be deemed to refer to the Exchange Property upon whose value the payment at maturity is thereafter based. Similarly, references to a “share” or “shares” of the underlying stock shall be deemed to refer to the applicable unit or units of such Exchange Property, including any New Stock, unless the context otherwise requires. The New Stock Adjustment Factor resulting from any Reorganization Event described in paragraph 5 above or similar adjustment under paragraph 4 above shall be subject to the adjustments set forth in paragraphs 1 through 5 hereof.

With respect to ADSs, in the event that the underlying stock is no longer listed on a primary U.S. securities exchange and the ordinary shares are listed on a primary U.S. securities exchange, the Calculation Agent, in its sole discretion, will adjust the adjustment factor such that the product of the last reported sale price of the ADSs of the underlying stock issuer and the adjustment factor at the last time the ADSs of the underlying stock issuer were listed equals the product of the last reported sale price of the ordinary shares and the adjusted adjustment factor at such time, and the ordinary shares of the underlying stock issuer will take the place of the ADSs of the underlying stock issuer.

With respect to ADSs, in the event that the underlying stock issuer or the depositary for the ADSs of the underlying stock issuer elects, in the absence of any of the events described in paragraphs 1, 2, 3, 4 or 5 above, to change the number of the ordinary shares of the underlying stock issuer that are represented by each ADS, the adjustment factor on any trading day after the change becomes effective will be proportionally adjusted. In addition, if any event requiring an adjustment to be made to the adjustment factor pursuant to paragraphs 2, 3, 4 or 5 above would result in a different adjustment with respect to the ADSs of the underlying stock issuer than with respect to the ordinary shares of the underlying stock issuer, the Calculation Agent will adjust the adjustment factor based solely on the effect of such event on the ADSs of the underlying stock issuer.

If the closing price of an underlying stock is no longer available for whatever reason, including the liquidation of the underlying stock issuer or the subjection of the underlying stock issuer to a proceeding under any applicable bankruptcy, insolvency or other similar law, and a closing price is not determined pursuant to adjustments made under paragraph 5 above, then the closing price of such underlying stock, as used in this product supplement and the applicable pricing supplement, will equal zero for as long as no closing price is available. In these circumstances, there will be no substitution for such underlying stock.

No adjustment to any adjustment factor (including for this purpose, any New Stock Adjustment Factor) will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the adjustment factor will be made up to the close of business on the final observation date or the last final averaging date, as applicable.

No adjustment to any adjustment factor or method of calculating the adjustment factor will be required other than those specified above. The adjustments specified above do not cover all events that could affect the closing price of an underlying stock, including, without limitation, a partial tender or exchange offer for the affected underlying stock or ordinary shares, as applicable. However, the Calculation Agent may, in its sole discretion, make additional changes to an adjustment factor upon the occurrence of corporate or other similar events that affect or could potentially affect market price of, or shareholders’ rights in, American depositary shares of an underlying stock, (and/or other Exchange Property), but only to reflect such changes, and not with the aim of changing relative investment risk.

The Calculation Agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factor or any New Stock Adjustment Factor or method of calculating the Exchange Property Value and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The Calculation Agent will provide information as to any adjustments to the adjustment factor of the affected underlying stock, or to the method of calculating the amount payable at maturity of the notes made pursuant to paragraph 5 above, upon written request by any investor in the notes.

Notes Linked to a Combination of Equity or Commodity Exchange-Traded Funds, Equity Indices, and/or Common Equity Securities or ADSs

If the applicable pricing supplement indicates that the notes are linked to a combination of equity indices, equity or commodity exchange-traded funds and/or common equity securities or ADSs, (i) the provisions under “Description of Notes—Additional Terms of Notes Linked to an Underlying Fund or a Basket Fund” will apply for calculations and determinations relating to the underlying fund(s) or basket fund(s), (ii) the provisions under the other sections of “—Additional Terms of Notes Linked to an Underlying Index or a Basket Index” will apply for calculations and determinations relating to the underlying index or indices or basket index or indices, and (iii) the provisions under “—Additional Terms of Notes Linked to an Underlying Stock or a Basket Stock” will apply for calculations and determinations relating to the underlying stock(s) or basket stock(s).

Alternate Exchange Calculation in Case of an Event of Default

If an event of default (as defined in the accompanying prospectus) with respect to any issuance of notes shall have occurred and be continuing, the amount declared due and payable upon any acceleration of such notes (the “Acceleration Amount”) will be an amount, determined by the Calculation Agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations (including accrued and unpaid interest) with respect to the notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the notes. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the notes, which we describe below, the holders of the notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to the relevant issuer, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the notes is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to the Depositary of the Acceleration Amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of such acceleration.

Default Quotation Period

The default quotation period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final observation date or the last final averaging date, as applicable, then the Acceleration Amount will equal the principal amount of the notes.

Qualified Financial Institutions

For the purpose of determining the Acceleration Amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•	A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

•	P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Trustee

The “Trustee” for each offering of notes issued under each of the Senior Debt Indenture and the MSFL Senior Debt Indenture will be The Bank of New York Mellon, a New York banking corporation (as successor Trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)).

Issuer Notices to Registered Security Holders, the Trustee and the Depositary

In the event that any scheduled payment date (including the maturity date) is postponed due to postponement of the relevant observation date or final averaging date, as applicable, we shall give notice of such postponement and, once it has been determined, of the date to which such payment date has been rescheduled (i) to each holder of the notes by mailing notice of such postponement by first class mail, postage prepaid, to such holder’s last address as it shall appear upon the registry books, (ii) to the Trustee by facsimile confirmed by mailing such notice to the Trustee by first class mail, postage prepaid, at its New York office, and (iii) to the Depositary by telephone or facsimile confirmed by mailing such notice to the Depositary by first class mail, postage prepaid. Any notice that is mailed to a holder of the notes in the manner herein provided shall be conclusively presumed to have been duly given to such holder, whether or not such holder receives the notice. We shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of any scheduled payment date, the business day immediately preceding such scheduled payment date, and (ii) with respect to notice of the date to which such payment date has been rescheduled, the business day immediately following the relevant observation date or final averaging date, as applicable, as postponed.

In the event that the notes are subject to automatic redemption, we shall, (i) on the business day following the applicable observation date, give notice of the automatic redemption of the notes and the amount due upon the automatic redemption, including specifying the payment date of the applicable amount due upon the automatic redemption, (x) to each holder of the notes by mailing notice of such automatic redemption by first class mail, postage prepaid, to such holder’s last address as it shall appear upon the registry books, (y) to the Trustee by facsimile confirmed by mailing such notice to the Trustee by first class mail, postage prepaid, at its New York office and (z) to the Depositary by telephone or facsimile confirmed by mailing such notice to the Depositary by first class mail, postage prepaid, and (ii) on or prior to the payment date, deliver the aggregate cash amount due with respect to the notes to the Trustee for delivery to the Depositary, as holder of the notes. Any notice that is mailed to a holder of the notes in the manner herein provided shall be conclusively presumed to have been duly given to such holder, whether or not such holder receives the notice. This notice shall be given by us or, at our request, by the Trustee in the name and at the expense of us, with any such request to be accompanied by a copy of the notice to be given.

We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee, on which notice the Trustee may conclusively rely, and to the Depositary of the amount of cash to be delivered with respect to the stated principal amount of each note, on or prior to 10:30 a.m. (New York City time) on the business day preceding each payment date (including the maturity date), and (ii) deliver the aggregate cash amount due with respect to the notes to the Trustee for delivery to the Depositary, as holder of the notes, on or prior to the applicable payment date. We expect such amount of cash will be distributed to investors on or prior to such payment date in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants. See “—Forms of Notes—Book-Entry Securities” or “—Forms of Notes—Certificated Securities” below, and see “Forms of Securities—The Depositary” in the accompanying prospectus.

Agent

Unless otherwise specified in the applicable pricing supplement, the “agent” for each underwritten offering of notes will be MS & Co.

Listing

The notes will not be listed on any securities exchange, unless otherwise specified in the applicable pricing supplement.

Calculation Agent and Calculations

The “Calculation Agent” for the notes will be MS & Co. As Calculation Agent, MS & Co. will determine, among other things, the closing level(s) of the underlier(s), the initial level(s), the final level(s), the basket component closing levels and the multipliers, if applicable, the percent increase(s) or decrease(s) of the underlier(s), whether a market disruption event has occurred, the payment(s) on the notes and the amount due and payable upon any acceleration of the notes that we describe in the section of this product supplement called “Description of Notes—Alternate Exchange Calculation in Case of an Event of Default.”

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

Except as described in the following paragraph, all calculations with respect to the payment(s) on the notes will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of notes will be rounded to the nearest cent, with one-half cent rounded upward.

All calculations with respect to the payment(s) on the notes for notes linked to an underlying basket will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .9876543215 would be rounded to .987654322); all dollar amounts related to determination of the amount of cash payable per note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of notes will be rounded to the nearest cent, with one-half cent rounded upward.

Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an owner of the notes, including with respect to certain determinations and judgments that the Calculation Agent must make. See the sections of this product supplement called “Description of Notes— Additional Terms of Notes Linked to an Underlying Fund or a Basket Fund—Discontinuance of Any Underlying Fund and/or Share Underlying Index; Alteration of Method of Calculation,” “—Additional Terms of Notes Linked to an Underlying Index or a Basket Index—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” or “Additional Terms of Notes Linked to an Underlying Stock or a Basket Stock—Antidilution Adjustments” as applicable, and the definitions of market disruption event under “Description of Notes—General Terms of Notes—Some Definitions.” MS & Co., as a registered broker-dealer, is required to maintain policies and procedures regarding the handling and use of confidential proprietary information, and such policies and procedures will be in effect throughout the term of the notes to restrict the use of information relating to the calculations made by the Calculation Agent with respect to the notes prior to the dissemination of such information. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Forms of Notes

As noted above, the notes are issued as part of Morgan Stanley’s Series I medium-term note program or MSFL’s Series A medium-term note program, as applicable. We will issue securities only in fully registered form either as book-entry securities or as certificated securities. References to “holders” mean those who own securities registered in their own names, on the books that we or the Trustee maintain for this purpose, and not those who own beneficial interests in securities registered in street name or in securities issued in book-entry form through one or more depositaries.

Book-Entry Securities. For securities in book-entry form, we will issue one or more global certificates representing the entire issue of securities. Except as set forth in the accompanying prospectus under “Forms of Securities—Global Securities,” you may not exchange book-entry securities or interests in book-entry securities for certificated securities.

Each global security certificate representing book-entry securities will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or a nominee of the Depositary. These certificates name the Depositary or its nominee as the owner of the securities. The Depositary maintains a computerized system that will reflect the interests held by its participants in the global securities. An investor’s beneficial interest will be reflected in the records of the Depositary’s direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative. A further description of the Depositary’s procedures for global securities representing book-entry securities is set forth under “Forms of Securities—The Depositary” in the accompanying prospectus. The Depositary has confirmed to us, the agent and each Trustee that it intends to follow these procedures.

Certificated Securities. If we issue securities in certificated form, the certificate will name the investor or the investor’s nominee as the owner of the securities. The person named in the security register will be considered the owner of the securities for all purposes under the Senior Debt Indenture. For example, if we need to ask the holders of any issuance of securities to vote on a proposed amendment to such securities, the person named in the security register will be asked to cast any vote regarding that issuance of securities. If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your securities in our records and will be entitled to cast the vote regarding your securities. You may not exchange certificated securities for book-entry securities or interests in book-entry securities.

New York Law to Govern. The notes and Morgan Stanley’s guarantee of notes issued by MSFL will be governed by, and construed in accordance with, the laws of the State of New York.

Interest and Principal Payments

You should read the section called “Description of Debt Securities” in the accompanying prospectus, where we describe generally how principal and interest payments, if any, on the notes are made, how exchanges and transfers of the notes are effected and how fixed and floating rates of interest on the notes, if any, are calculated.

Use of Proceeds and Hedging

The proceeds from the sale of the notes will be used by us for general corporate purposes. We will receive, in aggregate, the issue price per note issued, because, when we enter into hedging transactions in order to meet our obligations under the notes our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the notes borne by you and described in the applicable pricing supplement comprise the agent’s commissions and the cost of issuing, structuring and hedging the notes. See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the strike date or initial averaging dates, as applicable, we expect to hedge our anticipated exposure in connection with the notes by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in any underlying fund, underlying stock, basket fund or basket stock or in the securities constituting any underlying index, basket index or share underlying index, as applicable, in futures or options contracts on any underlying fund, underlying index, underlying stock, basket component or share underlying commodity or on the securities constituting any underlying index, basket index or share underlying index, as applicable, listed on major securities markets or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase or sale activity on or prior to the strike date or initial averaging dates, as applicable, could potentially affect the initial level of an underlying fund, underlying index or underlying stock, or the initial basket component level of a basket component, and, therefore, could affect the level at or above which such underlier or basket component, as applicable, must close on the final observation date or final averaging dates, as applicable, so that investors receive a payment at maturity that exceeds the partial principal return amount or the stated principal amount, as applicable, of the notes. In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the notes, including on the observation date(s) and/or averaging dates, as applicable, by purchasing and selling shares of any underlying fund, underlying stock, basket fund or basket stock or the securities constituting any underlying index, basket index or share underlying index, as applicable, and other financial instruments related to the underlier(s), basket components, share underlying index or indices or share underlying commodity or commodities, as applicable, or taking positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. These entities may be unwinding or adjusting hedge positions during the term of the notes, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date or final averaging dates, as applicable, approach. We cannot give any assurance that our hedging activities will not affect the value(s) of the underlier(s) and, therefore, adversely affect the value of the notes and the payment(s) you will receive on the notes.

Securities Offered on a Global Basis

If we offer the notes on a global basis, we will so specify in the applicable pricing supplement. The additional information contained in the prospectus under “Securities Offered on a Global Basis Through the Depositary—Book-Entry, Delivery and Form” and “—Global Clearance and Settlement Procedures” will apply to every offering on a global basis. The additional provisions described under “Securities Offered on a Global Basis Through the Depositary—Tax Redemption” and “—Payment of Additional Amounts” will apply to notes offered on a global basis only if we so specify in the applicable pricing supplement.

Benefit Plan Investor Considerations

General Fiduciary Matters

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (a “Plan”) should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

Prohibited Transaction Issues

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the notes are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest or disqualified person, unless the notes are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in excise tax and other penalties and liabilities under ERISA and/or Section 4975 of the Code for parties in interest or disqualified persons who engaged in the prohibited transaction, unless exemptive relief is available under an applicable statutory or administrative exemption. In addition, fiduciaries of the Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction, and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the notes.

Because we may be considered a party in interest or disqualified person with respect to many Plans, the notes may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” of any Plan by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption, or such purchase, holding or disposition is otherwise not prohibited. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

Non-ERISA Arrangements

Governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (collectively, “Non-ERISA Arrangements”) are not subject to the fiduciary responsibility or prohibited transaction rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Fiduciaries of Non-ERISA Arrangements should consult with their counsel regarding the potential consequences of an investment in the notes under any applicable Similar Laws before purchasing the notes on behalf of or with assets of any Non-ERISA Arrangement.

Representations

Any purchaser, including any fiduciary purchasing on behalf of a Plan, Plan Asset Entity or Non-ERISA Arrangement, transferee or holder of the notes will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the notes that either (a) it is not a Plan, Plan Asset Entity or Non-ERISA Arrangement and is not purchasing such notes on behalf of or with the assets of any Plan or Non-ERISA Arrangement or (b) its purchase, holding and disposition of these notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase, holding and disposition of the notes do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any notes to any Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation or advice by us or any of our affiliates or representatives as to whether such an investment meets all relevant legal requirements with respect to investments by Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement, or that such an investment is appropriate for Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement. In this regard, neither this discussion nor anything provided in this product supplement is or is intended to be investment advice directed at any potential Plan, Plan Asset Entity or Non-ERISA Arrangement purchaser or at such purchasers generally and such purchasers of these notes should consult and rely on their own counsel and advisers as to whether an investment in these notes is suitable.

United States Federal Income Tax Considerations

The following is a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the notes. This discussion generally assumes that you purchase a note for cash in the initial offering at the “issue price,” which is the first price at which a substantial amount of the notes is sold to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and hold it as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). Subject to any additional discussion in the applicable pricing supplement, it is expected, and, except where stated otherwise, the discussion below assumes, that the issue price of a note will be equal to the stated issue price indicated in the applicable pricing supplement. Purchasers of notes at another time or price may have different consequences from those described below, and therefore such purchasers should consult their tax advisers regarding the U.S. federal income tax consequences to them of the ownership and disposition of the notes. This discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder subject to special rules, such as:

•	a bank or other financial institution;

•	an insurance company;

•	a real estate investment trust or “regulated investment company”;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;

•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the notes;

•	a person holding a note as part of a “straddle” or conversion transaction or one who enters into a “constructive sale” with respect to a note;

•	a person subject to special tax accounting rules under Section 451(b) of the Code;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar; or

•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the notes or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal income tax consequences of holding and disposing of the notes to you.

We will not attempt to ascertain whether any issuer of any underlying stock, any underlying fund, or any component of an underlying index or underlying basket to which the notes relate (collectively, the “Underlying Issuers”) should be treated as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code or a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code. If any Underlying Issuer were so treated, certain adverse U.S. federal income tax consequences might apply to you, in the case of a USRPHC if you are a Non-U.S. Holder (as defined below), and in the case of a PFIC if you are a U.S. Holder, upon a sale, exchange, retirement or other taxable disposition (each, a “taxable disposition”) of the notes. If you are a U.S. Holder and you own or are deemed to own an equity interest in a PFIC for any taxable year, you would generally be required to file Internal Revenue Service (“IRS”) Form 8621 with your annual U.S. federal income tax return for that year, subject to certain exceptions. Failure to timely file the form may extend the time for tax assessment by the IRS. You should refer to information filed with the SEC or another governmental authority by each Underlying Issuer and consult your tax adviser regarding the possible consequences to you if any Underlying Issuer is or becomes treated as a USRPHC or PFIC.

This discussion is based on the Code, final, temporary and proposed Treasury regulations, rulings, current administrative interpretations and official pronouncements of the IRS, and judicial decisions, all as of the date of this product supplement, changes to any of which subsequent to the date of this product supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local, non-U.S. or other tax laws, estate or gift tax laws, or the potential application of the alternative minimum tax or the Medicare tax on net investment income. You should consult your tax adviser about the application of the U.S. federal income and estate tax laws (including the possibility of alternative treatments of the notes) to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Unless otherwise indicated in the applicable pricing supplement, this discussion applies only to notes that are denominated in U.S. dollars.

This discussion may be supplemented, modified or superseded by disclosure regarding U.S. federal income tax consequences set out in an applicable pricing supplement, which you should read before making a decision to invest in the relevant notes.

Tax Treatment of the Notes

Unless otherwise indicated in the applicable pricing supplement, we intend to treat the notes as debt instruments for U.S. federal income tax purposes, and the discussion herein is based on this treatment. With respect to notes with a term of longer than one year (calculated as described below), the applicable pricing supplement will specify whether we intend to treat such notes as “variable rate debt instruments” or as “contingent payment debt instruments,” each as discussed below.

The discussion below is subject to, and should be read in conjunction with, the discussion below under “Possible Taxable Event.”

For U.S. federal income tax purposes, MSFL is disregarded as an entity separate from Morgan Stanley. Therefore, unless otherwise indicated in the applicable pricing supplement, notes issued by MSFL will be treated as if they were notes issued by Morgan Stanley for U.S. federal income tax purposes.

Tax Consequences to U.S. Holders

This section applies only to U.S. Holders. You are a “U.S. Holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a note that is:

•	a citizen or individual resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Short-Term Notes

The following discussion applies to notes with a term of one year or less (from but excluding the issue date to and including the last possible date that the notes could be outstanding pursuant to their terms) (“Short-Term Notes”). Generally, a Short-Term Note is treated as issued at a discount equal to the sum of all payments required on the note minus its issue price. The treatment of notes with scheduled payments that may be postponed under certain circumstances is not entirely clear.  As a result, the IRS or a court may not respect our treatment of a particular issuance of notes as Short-Term Notes, in which case such notes could, depending on their terms, be treated as “variable rate debt instruments” or “contingent payment debt instruments,” as described in the subsequent sections.

If you are a U.S. Holder who uses a cash method of accounting for U.S. Federal income tax purposes (a “cash-method holder”), you generally will not be required to recognize income with respect to a Short-Term Note prior to maturity, other than with respect to the receipt of interest payments, if any, or pursuant to a taxable disposition of the Short-Term Note. If you are a U.S. Holder who uses an accrual method of accounting for U.S. federal income tax purposes (or a cash-method holder who elects to accrue income on the Short-Term Note currently) you will be subject to rules that generally require accrual of discount on Short-Term Notes on a straight-line basis, unless you elect a constant-yield method of accrual based on daily compounding. In the case of Short-Term Notes that provide for one or more contingent payments, it is not clear whether or how any accrual should be determined prior to the time at which the relevant payment is calculated. You should consult your tax adviser regarding the amount and timing of any accruals on such Short-Term Notes.

Upon a taxable disposition of a Short-Term Note, you will generally recognize gain or loss equal to the difference between the amount realized on the taxable disposition and your tax basis in the Short-Term Note. Your tax basis in the Short-Term Note should equal its cost, increased, if you accrue income on the Short-Term Note currently, by any previously accrued but unpaid discount. The amount of any resulting loss generally will be treated as a short-term capital loss, the deductibility of which is subject to limitations. Additionally, if you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS, as described below under “Reportable Transactions.” You should consult your tax adviser regarding this reporting obligation. The excess of the amount received at maturity over your tax basis in the Short-Term Note generally should be treated as ordinary income. If you sell a Short-Term Note providing for a contingent payment at maturity prior to the time the contingent payment has been fixed, it is not clear whether any gain you recognize should be treated as ordinary income, short-term capital gain, or a combination of ordinary income and short-term capital gain. You should consult your tax adviser regarding the treatment of a taxable disposition of Short-Term Notes providing for contingent payments.

If you are a cash-method holder, unless you make the election to accrue income currently on a Short-Term Note, you will generally be required to defer deductions for interest paid on indebtedness incurred to purchase or carry the Short-Term Note in an amount not exceeding the accrued discount that you have not included in income. As discussed above, in the case of a Short-Term Note providing for a contingent payment, it is unclear whether or how accrual of discount should be determined prior to the time at which the relevant payment is calculated. If you make the election to accrue income currently, that election will apply to all short-term debt instruments acquired by you on or after the first day of the first taxable year to which that election applies. You should consult your tax adviser regarding these rules.

Notes Treated as Variable Rate Debt Instruments

The following discussion applies to floating-rate notes that are treated as variable rate debt instruments for U.S. federal income tax purposes (“VRDIs”) and that provide for stated interest at a single variable rate. The treatment of other VRDIs will be addressed in the applicable pricing supplement.

Interest and OID on a VRDI. Stated interest on a VRDI will be treated as “qualified stated interest” (“QSI”) and will be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of accounting for U.S. federal income tax purposes. If the stated principal amount of a VRDI exceeds its issue price by at least a specified de minimis amount, this excess will be treated as “original issue discount” (“OID”) that you must include in income as it accrues, in accordance with a constant-yield method based on compounding of interest before the receipt of cash payments attributable to this income. The amount of QSI in each period, and the constant-yield accrual of OID on a VRDI with OID (an “OID note”), are determined by substituting a fixed rate that reflects the yield that is reasonably expected for the VRDI for each scheduled payment of the variable rate. The amount of OID required to be recognized in income on an OID note in each accrual period is equal to the "adjusted issue price" of the note at the beginning of the period multiplied by the yield to maturity of the OID note (adjusted to reflect the length of the accrual period) minus the QSI in such period. The “adjusted issue price” of an OID note at the beginning of any accrual period will generally be the sum of its issue price and the amount of OID allocable to all prior accrual periods, reduced by the amount of payments in all prior accrual periods other than QSI.

You may make an election to include in gross income all interest that accrues on any note (including, among other things, QSI, OID and de minimis OID) in accordance with the constant-yield method based on the compounding of interest (a “constant-yield election”). This election may be revoked only with the consent of the IRS.

Acquisition Premium.  If you purchase a an OID note for an amount greater than its adjusted issue price at the purchase date and less than or equal to the sum of all amounts, other than QSI, payable on the OID note after the purchase date, the excess is “acquisition premium.” Under the rules applicable to acquisition premium, in general, the amount of OID that must be included in income for the OID note for any taxable year (or any portion of a taxable year in which the OID note is held) will be reduced (but not below zero) by the portion of the acquisition premium allocated to the period.  The amount of acquisition premium allocated to each period is determined by multiplying the OID that otherwise would have been included in income by a fraction, the numerator of which is the excess of the cost over the adjusted issue price of the OID note and the denominator of which is the excess of the OID note’s stated principal amount over its adjusted issue price.

Amortizable Bond Premium. If you purchase a VRDI for an amount that is greater than the sum of all amounts payable on the note after the purchase date, other than payments of QSI, you generally will be considered to have purchased the VRDI with amortizable bond premium equal to such excess. If the VRDI is not optionally redeemable prior to its maturity date, you generally may elect to amortize this premium over the remaining term of the VRDI using a constant-yield method. If, however, the VRDI may be optionally redeemed prior to maturity after you have acquired it, the amount of amortizable bond premium is generally determined by substituting the redemption date for the maturity date and the redemption price for the amount payable at maturity but only if the substitution results in a smaller amount of premium attributable to the period before the redemption date. You may generally use the amortizable bond premium allocable to an accrual period to offset QSI required to be included in your income with respect to the VRDI in that accrual period. In addition, if you have purchased an OID note with amortizable bond premium, you will not be required to accrue any OID on such OID note. If you elect to amortize bond premium, you must reduce your tax basis in the VRDI by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt instruments then owned or thereafter acquired and may be revoked only with the consent of the IRS.

If you make a constant-yield election (as described under “—Interest and OID on a VRDI” above) for a note with amortizable bond premium, that election will result in a deemed election to amortize bond premium for all of your debt instruments with amortizable bond premium.

Market Discount.  If you purchase a VRDI for an amount that is less than its stated principal amount or, in the case of an OID note, its adjusted issue price, the amount of the difference generally will be treated as market discount for U.S. federal income tax purposes, unless this difference is less than a specified de minimis amount. Any payment, other than QSI, or any gain upon a taxable disposition of a VRDI with market discount generally will be treated as ordinary income to the extent of the accrued market discount not previously included in income. Market discount accrues on a straight-line basis, unless you elect a constant-yield method of accrual based on daily compounding (as described above under “—Interest and OID on a VRDI”).

If a VRDI is disposed of in one of certain nontaxable transactions, accrued market discount will be included as ordinary income as if you had sold the VRDI in a taxable transaction at its then fair market value. Unless you elect to include market discount in income as it accrues, you generally will be required to defer deductions for any interest on indebtedness you incur to purchase or carry the VRDI in an amount not exceeding the accrued market discount that you have not included in income.

If you make an election to include market discount in income as it accrues (a “market discount accrual election”), that election will apply to all market discount bonds acquired on or after the first day of the first taxable year to which that election applies. If you make a constant-yield election (as described under “—Interest and OID on a VRDI” above) with respect to a VRDI purchased with market discount, that election will result in a deemed market discount accrual election for the taxable year in which the VRDI was acquired.

Taxable Disposition of a VRDI. Subject to the discussion above under “—Market Discount,” upon a taxable disposition of a VRDI, you generally will recognize capital gain or loss equal to the difference between the amount realized (other than amounts attributable to accrued but unpaid QSI, which will be treated as a payment of interest) and your tax basis in the VRDI. Your tax basis in a VRDI will equal its cost, increased by the amounts of OID or market discount (if any) you previously included in income with respect to the VRDI, and reduced by any payments you received other than QSI and any amortized bond premium. Such gain or loss generally will be long-term capital gain or loss if you held the VRDI for more than one year at the time of disposition, and short-term capital gain or loss otherwise.

Notes Treated as Contingent Payment Debt Instruments

The following discussion applies only to notes treated as contingent payment debt instruments for U.S. federal income tax purposes (“CPDIs”).

Interest Accruals on the CPDIs.  We are required to determine a “comparable yield” for each issuance of CPDIs. The comparable yield is the greater of (i) the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the CPDIs, including the level of subordination, term, timing of payments and general market conditions, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the CPDIs and (ii) the applicable federal rate. Solely for purposes of determining the amount of interest income that you will be required to accrue, we are also required to construct a “projected payment schedule” in respect of the CPDIs representing a payment or a series of payments the amount and timing of which would produce a yield to maturity on the CPDIs equal to the comparable yield.

We will determine the comparable yield and related projected payment schedule for each issuance of CPDIs and will provide them, or information on how to obtain them, in the relevant pricing supplement for the notes. Although it is not clear how the comparable yield should be determined for notes that may be redeemed before maturity, we intend to determine the comparable yield for such notes based on the stated maturity date.

Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amounts that we will pay on the CPDIs.

For U.S. federal income tax purposes, you are required to use our determination of the comparable yield and projected payment schedule in determining interest accruals and adjustments in respect of the CPDIs, unless you timely disclose and justify the use of other estimates to the IRS. Regardless of your method of tax accounting, you will be required to accrue, as interest income, OID on the CPDIs at the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected payments on the CPDIs during the year (as described below).

You will be required for U.S. federal income tax purposes to accrue an amount of OID, for each accrual period prior to and including maturity or earlier taxable disposition of a CPDI, that equals the product of (i) the “adjusted issue price” of the CPDI as of the beginning of the accrual period, (ii) the comparable yield of the CPDI, adjusted for the length of the accrual period and (iii) the number of days during the accrual period that you held the CPDI divided by the number of days in the accrual period. The “adjusted issue price” of a CPDI is its issue price increased by any interest income you have previously accrued (determined without regard to adjustments due to differences between projected and actual payments) and decreased by the projected amounts of any payments previously made on the CPDI (without regard to actual amounts paid).

Adjustments to Interest Accruals on the CPDIs. In addition to interest accrued based upon the comparable yield as described above, you will be required to recognize interest income equal to the amount of any net positive adjustment (i.e., the excess of actual payments over projected payments) in respect of a CPDI for a taxable year. A net negative adjustment (i.e., the excess of projected payments over actual payments) in respect of a CPDI for a taxable year:

•	will first reduce the amount of interest in respect of the CPDI that you would otherwise be required to include in income in the taxable year;

•	to the extent of any excess, will give rise to an ordinary loss, but only to the extent that the amount of all previous interest inclusions under the CPDI exceeds the total amount of the net negative adjustments treated as ordinary loss on the CPDI in prior taxable years; and

•	to the extent of any remaining excess, will carry forward to the following taxable year.

A net negative adjustment is not treated as a miscellaneous itemized deduction (for which deductions would be unavailable or, beginning in 2026, available only to a limited extent). Any net negative adjustment in excess of the amounts described above may be carried forward to offset future interest income in respect of the CPDI or to reduce the amount realized on a taxable disposition of the CPDI.

Taxable Disposition of the CPDIs. Upon a taxable disposition of a CPDI, you generally will recognize taxable income or loss equal to the difference between the amount received and your tax basis in the CPDI. Your tax basis in the CPDI will equal its cost, increased by any interest income you have previously accrued (determined without regard to adjustments due to differences between projected and actual payments) and decreased by the projected amounts of any payments previously made on the CPDI (without regard to actual amounts paid). At maturity, you will be treated as receiving the projected amount for that date (reduced by any carryforward of a net negative adjustment), and any difference between the amount actually received and that projected amount will be treated as a positive or negative adjustment governed by the rules described above. You generally must treat any income realized on a taxable disposition of a CPDI as interest income and any loss as ordinary loss to the extent of previous interest inclusions (reduced by the total amount of net negative adjustments previously taken into account as ordinary losses), and the balance as capital loss, the deductibility of which is subject to limitations. Additionally, if you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS, as described below under “Reportable Transactions.”  You should consult your tax adviser regarding this reporting obligation.

Special Rules for Contingent Payments that Fix Early. Special rules may apply if all the remaining payments on a CPDI become fixed substantially contemporaneously. For this purpose, payments will be treated as fixed if the remaining contingencies with respect to them become remote or incidental. Under these rules, you would be required to account for the difference between the originally projected payments and the fixed payments in a reasonable manner over the period to which the difference relates. In addition, you would be required to make adjustments to, among other things, your accrual periods and your tax basis in the CPDI. The character of any gain or loss on a taxable disposition of your CPDI also might be affected. If one or more (but not all) contingent payments on a CPDI became fixed more than six months prior to the relevant payment dates, you would be required to account for the difference between the originally projected payments and the fixed payments on a present value basis. Furthermore, if all the payments on a note become fixed prior to the original issue date, the note might be treated as a debt instrument that is not a CPDI for U.S. federal income tax purposes. You should consult your tax adviser regarding the application of these rules.

CPDIs Purchased for Amounts Different from their Adjusted Issue Price. If you purchase a CPDI for an amount that is different from its “adjusted issue price,” you will be required to account for this difference, generally by allocating it reasonably among projected payments on the CPDI or daily portions of interest that you are required to accrue with respect to the CPDI and treating these allocations as adjustments to your income when the payment is made or the interest accrues. You should consult your tax adviser with respect to the tax consequences of an investment in CPDIs, including the treatment of the difference, if any, between your basis in the CPDI and the CPDI’s adjusted issue price.

Tax Consequences to Non-U.S. Holders

This section applies only to Non-U.S. Holders. You are a “Non-U.S. Holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a note that is:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign trust or estate.

You are not a Non-U.S. Holder for purposes of this discussion if you are a beneficial owner of a note who is (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition or (ii) a former citizen or resident of the United States and certain conditions apply. If you are or may become such a person during the period in which you hold a note, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the note.

The discussion below generally assumes that income and gain on the notes are not effectively connected with your conduct of a trade or business within the United States, except as discussed under “—Effectively Connected Income” below.

Subject to the possible application of Section 897 of the Code (see “—FIRPTA” below) and the discussions below under “—Dividend Equivalents under Section 871(m) of the Code” and “FATCA,” you generally should not be subject to U.S. federal withholding or income tax in respect of payments on or amounts you receive on a taxable disposition of a note, assuming that (i) you do not own, directly or by attribution, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) you are not a controlled foreign corporation related, directly or indirectly, to us through stock ownership, (iii) you are not a bank receiving interest on the notes within the meaning of Section 881(c)(3)(A) of the Code, and (iv) you provide an appropriate IRS Form W-8 to the applicable withholding agent certifying under penalties of perjury that you are not a U.S. person.

Dividend Equivalents under Section 871(m) of the Code

Section 871(m) of the Code and the Treasury regulations thereunder (collectively, “Section 871(m)”) impose a 30% (or lower treaty rate) withholding tax on “dividend equivalents” paid or deemed paid to non-U.S. persons with respect to certain financial instruments linked to U.S. equities (“Underlying Securities”), as defined under the applicable Treasury regulations, or indices that include Underlying Securities. Section 871(m) generally applies to “specified equity-linked instruments” (“Specified ELIs”), which are financial instruments that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations and discussed further below. Section 871(m) provides certain exceptions to this withholding regime, in particular for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations (“Qualified Indices”) as well as exchange-traded funds that track such indices (“Qualified Index Securities”).

Although the Section 871(m) regime became effective in 2017, the applicable Treasury regulations, as modified by an IRS notice, phase in the application of Section 871(m) as follows:

•	For financial instruments issued prior to 2027, Section 871(m) will generally apply only to financial instruments that have a “delta” of one.

•	For financial instruments issued in 2027 and thereafter, Section 871(m) will apply if either (i) the “delta” of the relevant financial instrument is at least 0.80, if it is a “simple” contract, or (ii) the financial instrument meets a “substantial equivalence” test, if it is a “complex” contract.

“Delta” for this purpose is generally defined as the ratio of the change in the fair market value of a financial instrument to a small change in the fair market value of the number of shares of the Underlying Security. The “substantial equivalence” test measures whether a complex contract tracks its “initial hedge” (shares of the Underlying Security that would fully hedge the contract) more closely than would a “benchmark” simple contract with a delta of 0.80.

The calculations are generally made at the “calculation date,” which is the earlier of (i) the time of “pricing” of the note, i.e., when all material terms have been agreed on, and (ii) the issuance of the note. However, if the time of pricing is more than 14 calendar days before the issuance of the note, the calculation date is the date of the issuance of the note. In those circumstances, information regarding our final determinations for purposes of Section 871(m) may be available only after the time of pricing of the note. As a result, you should acquire such a note only if you are willing to accept the risk that the note is treated as a Specified ELI subject to withholding under Section 871(m).

If the terms of a note are subject to a significant modification (for example, upon an event discussed below under “Possible Taxable Event”), the note generally will be treated as reissued for this purpose and could become a Specified ELI at the time of the significant modification, depending on the application of the test in effect at that time to the note. If, pursuant to the terms of a note, an Underlying Security is added to (or substituted into) the composition of an underlier after the issuance of the note, whether or not resulting in a significant modification, we may determine that the note is subject to withholding under Section 871(m) at that later time. Accordingly, prospective investors should acquire such a note with the understanding that withholding may apply to payments thereon.

If a note is a Specified ELI, withholding in respect of dividend equivalents will, depending on the issuer or applicable withholding agent’s circumstances, generally be required either (i) on the underlying dividend payment date or (ii) when cash payments are made on the note or upon the date of maturity, lapse or other disposition of the note by you, or possibly upon certain other events. Depending on the circumstances, we or the applicable withholding agent may withhold the required amounts from coupons or other payments on the note, from proceeds of the retirement or other disposition of the note, or from your other cash or property held by us or the withholding agent. If withholding applies, you should expect that we or the withholding agent will withhold at the applicable statutory rate.

The dividend equivalent amount will include the amount of any actual or, under certain circumstances, estimated dividend. If the dividend equivalent amount is based on the actual dividend, it will be equal to the product of: (i) in the case of a “simple” contract, the per-share dividend amount, the number of shares of an Underlying Security and the delta; or (ii) in the case of a complex contract, the per-share dividend amount and the initial hedge. The dividend equivalent amount for Specified ELIs issued prior to 2027 that have a delta of one will be calculated in the same manner as (i) above, using a delta of one. The per-share dividend amount will be the actual dividend (including any special dividends) paid with respect to a share of the Underlying Security. If the dividend equivalent amount is based on an estimated dividend, we will provide the information on how to obtain the estimated amounts in the relevant pricing supplement for the notes.

In the case of a note that provides for a coupon linked to dividend payments on an Underlying Security, it is possible that a withholding agent will withhold under Section 871(m) with respect to the note in addition to any withholding tax imposed on any such coupon payment, in which case the application of Section 871(m) to the note could significantly increase your tax liability in respect of the note. You should consult your tax adviser regarding the possibility of additional withholding tax.

Depending on the terms of a note and whether or not it is issued prior to 2027, the applicable pricing supplement may contain additional information relevant to Section 871(m), such as whether the note references a Qualified Index or Qualified Index Securities; whether it is a simple contract; the delta and the number of shares multiplied by delta (for a simple contract); whether the substantial equivalence test is met and the initial hedge (for a complex contract); and whether the changes to the composition of the underlier could possibly result in payments on the note becoming subject to withholding under Section 871(m).

You should consult your tax adviser regarding the potential application of Section 871(m) to a particular note and, if withholding applies, whether you are eligible for a refund of any part of the withholding tax discussed above on the basis of an applicable U.S. income tax treaty, as well as the process for obtaining such a refund (which will generally require the filing of a U.S. federal income tax return). In some circumstances, it may not be possible for you to obtain the documentation necessary to support a refund claim under an applicable treaty. Our determination is binding on you and on withholding agents, but it is not binding on the IRS. The Section 871(m) regulations require complex calculations to be made with respect to notes linked to U.S. equities and their application to a specific issue of notes may be uncertain. Accordingly, even if we determine that certain notes are not Specified ELIs, the IRS could challenge our determination and assert that withholding is required in respect of those notes. Moreover, your consequences under Section 871(m) may depend on your particular circumstances. For example, if you enter into other transactions relating to an Underlying Security, you could be subject to U.S. federal withholding tax or income tax liability under Section 871(m) even if the notes are not Specified ELIs subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the application of Section 871(m) in your particular circumstances.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

FIRPTA

Section 897 of the Code, commonly referred to as “FIRPTA,” applies to investments in United States real property interests (each, a “USRPI”), including certain interests in entities that beneficially own significant amounts of USRPIs. As discussed above, we will not attempt to ascertain whether any Underlying Issuer should be treated as a USRPHC for purposes of Section 897 of the Code (including a non-corporate entity treated for relevant purposes of Section 897 of the Code as a USRPHC). If an Underlying Issuer were so treated, it is possible that, subject to the exceptions discussed in the following paragraph, an affected note could be treated as a USRPI, in which case any gain from the disposition of the note would generally be subject to U.S. federal income tax and would be required to be reported by you on a U.S. federal income tax return, generally in the same manner as if you were a U.S. Holder, and would in certain cases be subject to withholding in the amount of 15% of the gross proceeds of such disposition. Absent an applicable exception, a person required to perform such withholding may be required to treat a note as a USRPI in certain circumstances.

An exception to the FIRPTA rules applies in respect of interests in entities that have a regularly traded class of interests outstanding. Under this exception, a note that is not “regularly traded” on an established securities market generally should not be subject to the FIRPTA rules unless its fair market value upon acquisition exceeds 5% of the Underlying Issuer’s regularly traded class of interests as specified in the applicable Treasury regulations. In the case of notes that are regularly traded, a holding of 5% or less of the outstanding notes of that class or series generally should not be subject to the FIRPTA rules. Certain attribution and aggregation rules apply, and you are urged to consult your tax adviser regarding whether your ownership interest in the notes will be subject to an exemption from the FIRPTA rules in light of your circumstances, including any other interest you might have in an Underlying Issuer.

Effectively Connected Income

If you are engaged in a U.S. trade or business, and if income or gain from the notes is effectively connected with the conduct of that trade or business, you generally will be subject to regular U.S. federal income tax with respect to that income or gain in the same manner as if you were a U.S. Holder, subject to the provisions of an applicable income tax treaty. You would be required to provide an IRS Form W-8ECI to the applicable withholding agent to establish an exemption from withholding for amounts, otherwise subject to withholding, paid on a note. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the note, including the possible imposition of a 30% (or lower treaty rate) branch profits tax if you are a corporation.

Possible Taxable Event

A change to an underlying index or basket could result in a significant modification of the affected notes. A change in the methodology by which an underlying index or basket is calculated, a change in the components of an underlying index or basket, a change in the timing or amount of payments on a note due to a market disruption event, the designation of a successor underlier or other similar circumstances resulting in a material change to an underlier could also result in a significant modification of the affected notes. In particular, the modification of an underlier as the result of the active management of an underlying index or basket could result in a significant modification of an affected note. Additionally, in certain circumstances where our obligations under the notes are assumed by another entity, such substitution could result in a significant modification of the affected notes.

A significant modification would generally result in the notes being treated as terminated and reissued for U.S. federal income tax purposes. In that event, if you are a U.S. Holder, you might be required to recognize gain or loss (subject to possible recapitalization treatment or, in the case of loss, the possible application of the wash sale rules) with respect to the notes, and your holding period for your notes could be affected.  Moreover, depending on the facts at the time of the significant modification, the reissued notes could be characterized for U.S. federal income tax purposes in a manner different from their original treatment, which could have a significant and potentially adverse effect on the timing and character of income you recognize with respect to the notes after the significant modification. In addition, a significant modification could result in adverse U.S. federal withholding tax consequences to a Non-U.S. Holder.

You should consult your tax adviser regarding the consequences of a significant modification of the notes. Except where stated otherwise, the discussion herein assumes that there has not been a significant modification of the notes.

Fungibility of Subsequent Issuances of the Notes

We may, without the consent of the holders of outstanding notes, issue additional notes with identical terms. Even if they are treated for non-tax purposes as part of the same series as the original notes, these additional notes may be treated as a separate issue for U.S. federal income tax purposes or otherwise be treated differently from the original notes.

The additional notes may be considered to have been issued (in whole or in part) with OID even if the original notes had no OID, or the additional notes may have a greater amount of OID than the original notes. These differences may affect the market value of the original notes if the additional notes are not otherwise distinguishable from the original notes.

Reportable Transactions

A taxpayer that participates in a “reportable transaction” is subject to information reporting requirements under Section 6011 of the Code. Reportable transactions include, among other things, certain transactions identified by the IRS as well as certain losses recognized in an amount that exceeds a specified threshold level.

Information Reporting and Backup Withholding

Payments on the notes as well as the proceeds of a taxable disposition (including retirement) of the notes may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. Holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a Non-U.S. Holder that provides the applicable withholding agent with the appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8) have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to payments of U.S.-source “fixed or determinable annual or periodical” (FDAP) income, which includes, among other things, interest and certain dividend equivalents (as defined above) under Section 871(m).  While existing Treasury regulations would also require withholding on payments of gross proceeds of the disposition (including upon retirement) of financial instruments that provide for U.S.-source interest or certain dividend equivalents, the U.S. Treasury Department (“Treasury”) has indicated in subsequent proposed regulations its intent to eliminate this requirement. Treasury has stated that taxpayers may rely on these proposed regulations pending their finalization. If you are a Non-U.S. Holder, or a U.S. Holder holding notes through a non-U.S. intermediary, you should consult your tax adviser regarding the potential application of FATCA to the notes, including the availability of certain refunds or credits.

Notwithstanding anything to the contrary herein or in the applicable pricing supplement, we will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

Plan of Distribution (Conflicts of Interest)

We are offering the notes as part of Morgan Stanley’s Series I medium-term notes or MSFL’s Series A medium-term notes, as applicable, on a continuing basis through MS & Co., which we refer to as the “agent.” We may also use other agents that will be named in the applicable pricing supplement. The agent has, or will have, agreed to use reasonable efforts to solicit offers to purchase the notes. We will have the sole right to accept offers to purchase the notes and may reject any offer in whole or in part. The agent may reject, in whole or in part, any offer it solicited to purchase the notes. We will pay the agent, in connection with sales of the notes resulting from a solicitation the agent made or an offer to purchase the agent received, a commission that will be specified in the applicable pricing supplement.

We may also sell the notes to the agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the applicable pricing supplement. The agent may resell the notes to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as the agent determines and as we will specify in the applicable pricing supplement. The agent may offer the notes it has purchased as principal to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) as selected dealer, or to other dealers, including Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG. Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley and MSFL. The agent may sell the notes to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount the agent will receive from us. After the initial public offering of notes that the agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession, discount and other selling terms from time to time.

The agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended. We and the agent have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities. We have also agreed to reimburse the agent for specified expenses.

Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of the notes on a national securities exchange. The agent may make a market in the notes as applicable laws and regulations permit. The agent is not obligated to do so, however, and the agent may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for the notes.

MS & Co. is a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL, and it and other subsidiaries of Morgan Stanley and affiliates of MSFL expect to make a profit by selling, structuring and, when applicable, hedging the notes. When MS & Co. prices an offering of notes, it will determine the economic terms for such notes such that for each note the estimated value on the pricing date will be no lower than the predetermined minimum level set forth and described in the applicable pricing supplement.

The agent will conduct each offering of the notes in compliance with the requirements of the FINRA Rule 5121 regarding a FINRA member firm’s distributing the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, no agent or dealer that is an affiliate of ours will make sales in this offering to any discretionary account without the prior written approval of the customer. Following the initial distribution of the notes, the agent may offer and sell those notes in the course of its business as a broker-dealer. The agent may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. The agent may use this product supplement in connection with any of those transactions. The agent is not obligated to make a market in any of the notes and may cease to make a market at any time without notice.

In order to facilitate the offering of the notes, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the notes, of an underlying fund or a basket fund or of the individual stocks that constitute an underlying index, a basket index or a share underlying index. Specifically, the agent may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position for its own account. The agent must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agent may bid for, and purchase, the securities, an underlying fund or a basket fund or the individual stocks that constitute an underlying index, a basket index or a share underlying index in the open market to stabilize the price of the notes. Finally, in any offering of the notes through a syndicate of underwriters or dealer group, the agent acting on behalf of the underwriting syndicate or for itself may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the notes in the offering, if the agent repurchases previously distributed notes to cover syndicate short positions or to stabilize the price of the notes. Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. The agent is not required to engage in these activities, and may end any of these activities at any time.

Concurrently with the offering of the notes through the agent, we may issue other debt securities under the applicable indenture referred to in this product supplement similar to those described in this product supplement. In the case of Morgan Stanley, those debt securities may include other Series I medium-term notes and medium-term notes under its Series J and Series K prospectus supplement, which we refer to as “Euro medium-term notes.” The other Series I medium-term notes and the Euro medium-term notes may have terms substantially similar to the terms of the notes offered under this product supplement. The Euro medium-term notes may be offered concurrently with the offering of the notes, on a continuing basis outside the United States by us, under a distribution agreement with Morgan Stanley & Co. International plc, as agent for us. The terms of that distribution agreement, which we refer to as the Euro Distribution Agreement, are substantially similar to the terms of the distribution agreement for a U.S. offering, except for selling restrictions specified in the Euro Distribution Agreement. In the case of MSFL, those debt securities may include other Series A medium-term notes. The other Series A medium-term notes may have terms substantially similar to the terms of the notes offered under this product supplement.

The agent or an affiliate of the agent will enter into a hedging transaction with us in connection with each offering of notes. See “Use of Proceeds and Hedging” above.

With respect to each issuance of notes, we expect to deliver the notes against payment therefor in New York, New York on the original issue date (settlement date) specified in the applicable pricing supplement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, if the original issue date for any issuance of notes is more than one business day after the pricing date, purchasers who wish to trade notes more than one business day prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Notes Offered on a Global Basis

If the applicable pricing supplement indicates that any of the notes will be offered on a global basis, those registered global notes will be offered for sale in those jurisdictions outside of the United States where it is legal to make offers for sale of those notes.

The agent has represented and agreed, and any other agent through which we may offer any notes on a global basis will represent and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes the applicable pricing supplement, this product supplement, any accompanying index supplement or the accompanying prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes, and we shall not have responsibility for the agent’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

With respect to sales in any jurisdictions outside of the United States of such notes offered on a global basis, purchasers of any such notes may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page of the applicable pricing supplement.

General

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the notes or possession or distribution of any pricing supplement or this product supplement, any accompanying index supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of any pricing supplement or this product supplement, any accompanying index supplement and the accompanying prospectus or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, any agent or any dealer.

The agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes any pricing supplement, this product supplement, any accompanying index supplement and the accompanying prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes. We shall not have responsibility for any agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Canada

With respect to sales of the notes in Canada, the notes may be sold only to purchasers that (i) are not individuals, (ii) are purchasing, or deemed under applicable securities legislation to be purchasing, as principal, (iii) are “accredited investors,” as defined in National Instrument 45-106 – Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), as applicable, and (iv) are “permitted clients,” as defined in National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this document (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Unless otherwise noted in the applicable pricing supplement, pursuant to section 3A.3 of National Instrument 33-105 – Underwriting Conflicts (“NI 33-105”), the dealers, underwriters or agents, if any, involved in the sale of the notes are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

This product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement are not a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”). Accordingly, any person making or intending to make an offer in any Member State of the EEA of notes which are the subject of the offering contemplated in this product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement may only do so with respect to EEA Qualified Investors. Neither we nor the agent have authorized, nor do they authorize, the making of any offer of notes in the EEA other than to EEA Qualified Investors.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes which are the subject of the offering contemplated by this product supplement in relation thereto to any retail investor in the EEA.

United Kingdom

This product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement are not a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended (the “EUWA”) (the “UK Prospectus Regulation”). This product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement have been prepared on the basis that any offer of notes in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly, any person making or intending to make an offer in the United Kingdom of notes which are the subject of the offering contemplated in this product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement may only do so with respect to UK Qualified Investors. Neither we nor the agent have authorized, nor do they authorize, the making of any offer of notes in the United Kingdom other than to UK Qualified Investors.

PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS – The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (“UK MiFIR”); and (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes which are the subject of the offering contemplated by this product supplement in relation thereto to any retail investor in the United Kingdom.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that:

(a)	notes which have a maturity of less than one year may not be offered or sold other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the FSMA by us;

(b)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Where notes have a maturity of less than one year from their date of issue and either (a) the issue proceeds are received by us in the United Kingdom and (b) the activity of issuing the notes is carried on from an establishment maintained by us in the United Kingdom, each such note must: (i)(A) have a minimum redemption value of £100,000 (or its equivalent in other currencies) (B) no part of any such note may be transferred unless the minimum redemption value of that part is not less than £100,000 (or its equivalent in other currencies).

The communication of this product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement and any other document or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement and any other document or materials relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement or any other documents and/or materials relating to the issue of the notes offered hereby or any of their contents.

Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”) on the basis that the solicitation for subscription of the notes falls within the definition of “solicitation to qualified institutional investors” as defined in Article 2, paragraph 3, item 2 (I) of the FIEA and Article 10 of the Ministerial Ordinance Concerning Definitions. Such solicitation shall be subject to the condition that qualified institutional investors (as defined under the FIEA, “QIIs”) who desire to acquire the notes shall be made aware that they shall not transfer the notes to anyone other than to other QIIs. Any QII who acquires the notes shall be deemed to have agreed to such transfer restriction.

Accordingly, the notes will not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except in a private placement to QIIs as described above pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

France

The agent has represented and agreed, and each further agent, dealer and underwriter appointed with respect to any notes will be required to represent and agree, that it will not offer or sell, directly or indirectly, any notes in the Republic of France and will not distribute or cause to be distributed in the Republic of France this product supplement, any accompanying index supplement or the accompanying prospectus or any other offering material relating to the notes, except to qualified investors (investisseurs qualifiés) as defined in and in accordance with Articles L.411-2 and D.411-1 of the French Code Monétaire et Financier.

Hong Kong

The contents of this product supplement, any accompanying index supplement and the accompanying prospectus have not been reviewed or approved by any regulatory authority in Hong Kong. This product supplement, any accompanying index supplement or the accompanying prospectus does not constitute an offer or invitation to the public in Hong Kong to acquire notes. No notes have been offered or sold or will be offered or sold, in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No document, invitation or advertisement relating to the notes has been or will be issued or has been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder. The offer of the notes is personal to the person to whom this product supplement, any accompanying index supplement or the accompanying prospectus has been delivered by or on behalf of us, and a subscription for notes will only be accepted from such person. No person to whom a copy of this product supplement, any accompanying index supplement or the accompanying prospectus is issued may copy, issue or distribute this product supplement, any accompanying index supplement or the accompanying prospectus to any other person. You are advised to exercise caution in relation to the offer. If you are in any doubt about the contents of this product supplement, any accompanying index supplement or the accompanying prospectus, you should obtain independent professional advice.

Singapore

None of this product supplement, any accompanying index supplement or the accompanying prospectus has been registered as a prospectus under the Securities and Futures Act 2001 (the “SFA”) by the Monetary Authority of Singapore, and the notes will be offered pursuant to exemptions under the SFA. Accordingly, none of this product supplement, any accompanying index supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of any notes may be circulated or distributed, nor may any notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA (an “Institutional Investor”)) pursuant to Section 274 of the SFA, (ii) to an accredited investor (as defined in Section 4A of the SFA (an “Accredited Investor”)) or other relevant person

(as defined in Section 275(2) of the SFA (a “Relevant Person”)) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA. It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(i)	a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(ii)	a trust (where the Trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the notes except:

(A)	to an Institutional Investor, or an Accredited Investor or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);

(B)	where no consideration is or will be given for the transfer;

(C)	where the transfer is by operation of law;

(D)	as specified in Section 276(7) of the SFA; or

(E)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Switzerland

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that, subject to the paragraph immediately below:

(i)	the notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and will not be admitted to trading on a trading venue (exchange or multilateral trading facility) in Switzerland;

(ii)	none of this product supplement, any accompanying index supplement, the accompanying prospectus or any other offering or marketing material relating to any notes (x) constitutes a prospectus compliant with the requirements of articles 652a and 1156 of the Swiss Code of Obligations (as such articles were in effect immediately prior to the entry into effect of the FinSA) in accordance with article 109 of the Swiss Financial Services Ordinance (“FinSO”) or pursuant to articles 35 and 45 of the FinSA for a public offering of the notes in Switzerland and no such prospectus has been or will be prepared for or in connection with the offering of the notes in Switzerland or (y) has been or will be filed with or approved by a Swiss review body (Prüfstelle) pursuant to article 52 of the FinSA; and

(iii)	none of this product supplement, any accompanying index supplement, the accompanying prospectus or other offering or marketing material relating to any notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notwithstanding the paragraph immediately above, in respect of any issuance of notes, the issuer of notes, the agent and the relevant dealer(s) and underwriter(s) may agree that (x) such notes may be publicly offered in Switzerland within the meaning of the FinSA and/or (y) an application will be made by (or on behalf of) the issuer to admit such notes to trading on a trading venue (exchange or multilateral trading facility) in Switzerland, provided that:

(i)	the issuer is able to rely, and is relying, on an exemption from the requirement to prepare and publish a prospectus under the FinSA in connection with such public offer and/or application for admission to trading;

(ii)	in the case of any such public offer, the relevant agent, dealer(s) and underwriter(s) have agreed to comply with any restrictions applicable to the offer and sale of such notes that must be complied with in order for the issuer to rely on such exemption; and

(iii)	the applicable pricing supplement will specify that such notes may be publicly offered in Switzerland within the meaning of the FinSA and/or the trading venue in Switzerland to which an application will be made by (or on behalf of) the issuer to admit such notes to trading thereon.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that,

(i)	no key information document (Basisinformationsblatt) pursuant to article 58 (1) of the FinSA (or any equivalent document under the FinSA) has been or will be prepared in relation to any notes; and

(ii)	therefore, any notes with a derivative character within the meaning of article 86 (2) of the FinSO may not be offered or recommended to private clients within the meaning of the FinSA in Switzerland.

Chile

The agent has represented and agreed, and each further agent, dealer and underwriter appointed with respect to any notes will be required to represent and agree, that it will not offer or sell, directly or indirectly, any notes in the Republic of Chile and will not distribute or cause to be distributed in the Republic of Chile this product supplement, any accompanying index supplement, the accompanying prospectus or any other offering material relating to the notes, except to “qualified investors” and subject to Norma de Carácter General No. 336 (“NCG 336”) of June 27, 2012 issued by the Financial Market Commission of Chile (“CMF”).

The CMF nor any other regulatory authority in the Republic of Chile has reviewed or approved the contents of this product supplement, any accompanying index supplement or the accompanying prospectus. This product supplement, any accompanying index supplement or the accompanying prospectus does not constitute an offer or invitation to the public in Chile to acquire notes.

According to NCG 336, on or before making any offer of the notes in Chile, the person making the offer shall include in all offering materials the following cautionary language in English and in Spanish:

“IMPORTANT INFORMATION FOR INVESTORS RESIDENT IN CHILE: (1) The offering of the notes will commence in Chile on [dd/mm/yyyy]; (2) the offering will be subject to Norma de Carácter General N° 336 of the CMF; (3) the offered notes are not and will not be registered in the Securities Registry (Registro de Valores) or in the Foreign Securities Registry (Registro de Valores Extranjeros) of the CMF and will therefore not be subject to the supervision of the CMF; (4) the offered notes are not registered in Chile and the issuer thereof is not required to disclose information to the public in Chile about its notes; and (5) the offered notes cannot and will not be publicly offered in Chile unless and until the offered notes are registered in the corresponding securities registry of the CMF.

INFORMACIÓN IMPORTANTE PARA INVERSIONISTAS RESIDENTES EN CHILE: (1) La oferta de los valores comenzará en Chile el día [dd/mm/aaaa]; (2) la oferta se acogerá a la Norma de Carácter General N° 336 de la CMF; (3) los valores no están ni estarán inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de ésta; (4) Por tratarse de valores no inscritos, no existe obligación por parte del emisor de entregar en Chile información pública respecto de estos valores, y (5) Los valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.”

Pursuant to NCG 336, the notes may be privately offered to certain “qualified investors” as such are defined in NCG 336 and further described in Rules No. 216 of June 12, 2008 and 410 of July 27, 2016 of the CMF. The person making the offer in Chile should consult with local counsel about these definitions.

Brazil

The notes have not been, and will not be, issued, placed, distributed, offered or negotiated in the Brazilian capital markets. The issuance of the notes has not been nor will the notes be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários), or the CVM. Any public offering or distribution, as defined under Brazilian laws and regulations, of the notes in Brazil is not permitted without such registration or an express exemption or registration with the CVM pursuant to Brazilian laws and regulations. Documents relating to the offering of the notes, as well as information contained therein, may not be supplied to the public in Brazil (as the offering of the notes is not a public offering of securities in Brazil), nor be used in connection with any offer for subscription or sale of the notes to the public in Brazil. This product supplement, any accompanying index supplement or the accompanying prospectus is not addressed to Brazilian residents and it should not be forwarded or distributed to, nor read or consulted by, acted on or relied upon by Brazilian residents. Any investment to which this product supplement, any accompanying index supplement or the accompanying prospectus relates is available only to non-Brazilian residents and will only be made by non- Brazilian residents. If you are a Brazilian resident and received this product supplement, any accompanying index supplement or the accompanying prospectus, please destroy it along with any copies.

Mexico

The notes have not been and will not be registered with the National Securities Registry (Registro Nacional de Valores) maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores; the “CNBV”) and, therefore, may not be offered or sold publicly in Mexico, except that the notes may be sold to Mexican institutional and accredited investors solely pursuant to the private placement exemption set forth in the Mexican Securities Market Law (Ley del Mercado de Valores). Each of this product supplement, any accompanying index supplement and the accompanying prospectus is solely our responsibility and has not been reviewed or authorized by the CNBV. The acquisition of the notes by an investor who is a resident of Mexico will be made under its own responsibility.